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                      PLAN AND AGREEMENT FOR REORGANIZATION

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                                 PROMEDCO, INC.
                            PROMEDCO OF TEMPLE, INC.

                                       AND

                         KING'S DAUGHTERS CLINICS, P.A.



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                               SEPTEMBER 13, 1996

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                                DRAMATIS PERSONAE


Player                              Office Address                 Home Address
                           ProMedCo, Inc.
H. Wayne Posey              ProMedCo, Inc.
President                   801 Cherry St.
                            Suite 1450                    (Edwards) 214-294-0119
Dale Edwards                Fort Worth, TX 76102
Vice President              817-335-5035
E-mail: edwardsdk@aol.com   Fax 817-335-8321
                           ProMedCo Counsel
John E. Gillmor             Boult, Cummings, Conners & Berry   1700 Graybar Lane
615-252-2305                414 Union Street, Suite 1600     Nashville, TN 37215
Fax 615-252-6305            Nashville, TN 37219                     615-297-3149
E-mail: jgillmor@bccb.com   615-244-2582                        Car 615-419-4119
                            Fax 615-252-2380               Portable 615-330-3668
Andrea Barach
615-252-2329
E-mail:abarach@bccb.com
                                  King's Daughters Clinics, P.A.
Karol Shephard                          King's Daughters Clinics, P.A.
Executive Vice President                1905 S.W. H. K. Dodgen Loop
                                        Temple, Texas 76302
                                        817-778-2123
                                        Fax 817-778-2036
                                   KDC Counsel
David Hilgers                           Hilgers & Watkins
E-mail:hilgers@hwlaw.com                San Jacinto Center
                                        Suite 1300
Robert E. Reetz, Jr.                    98 San Jacinto Blvd.
512-703-5726                            Austin, TX 78701
                                        512-476-4716
                                        Fax 512-476-5139





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                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS........................................................1
         Affiliate...........................................................1
         Assets   ...........................................................1
         Assumed Balance Sheet Liabilities...................................2
         Consideration.......................................................2
         COBRA    ...........................................................2
         Clinic Facility.....................................................2
         Closing  ...........................................................2
         Closing Date........................................................2
         Code     ...........................................................2
         Contracts...........................................................2
         Definitive Closing Statements.......................................3
         Distribution Funds..................................................3
         Excluded Assets.....................................................3
         Excluded Liabilities................................................3
         Exhibit Volume......................................................3
         Final Closing Statement.............................................3
         GAAP     ...........................................................3
         Initial Portion of Purchase Consideration...........................3
         Inventory...........................................................3
         IRS      ...........................................................3
         KDC      ...........................................................3
         KDC Financial Statements............................................3
         KDCP     ...........................................................3
         Non-Shareholder Physician Employment Agreement......................3
         Pension Plan........................................................3
         Person   ...........................................................3
         ProMedCo Financial Statements.......................................4
         ProMedCo, Inc.......................................................4
         ProMedCo IPO Date...................................................4
         ProMedCo IPO Price..................................................4
         ProMedCo-Temple.....................................................4
         ProMedCo-Temple Distribution........................................4
         ProMedCo Stock......................................................4
         Second Portion of the Purchase Consideration........................4
         Service Agreement...................................................4
         Shareholder Physician Employment Agreement..........................4
         Temple   ...........................................................4




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         Undertaking.........................................................4

ARTICLE 2 SALE AND TRANSFER OF ASSETS: CONSIDERATION; CLOSING.................4
         2.1  Sale and Transfer of Assets.....................................4
         2.2  Assets Free and Clear; Undertaking..............................4
         2.3  Excluded Assets.................................................5
         2.4  Consideration for Sale and Transfer.............................5
         2.5  Legend..........................................................6
         2.6  Excluded Liabilities............................................6
         2.7  Closing.........................................................6
         2.8  Further Acts and Assurances.....................................7
         2.9  Other Transactions at the Closing...............................7
         2.10  Purchase Consideration Adjustments.............................7

ARTICLE  3 REPRESENTATIONS AND WARRANTIES OF KDC .............................9
         3.1  Organization, Corporate Power and Qualification.................9
         3.2  Capitalization of KDC.  .......................................10
         3.3  Subsidiaries, Affiliates, Affiliated Companies
              and Joint Venture..............................................10
         3.4  Financial Statements...........................................10
         3.5  Absence of Undisclosed Liabilities.............................10
         3.6  Absence of Certain Recent Changes..............................11
         3.7  Title to Assets................................................12
         3.8  Contracts......................................................13
         3.9  Burdensome Agreements..........................................14
         3.10  Absence of Related Party Transactions.........................15
         3.11  Defaults......................................................15
         3.12  Inventory.....................................................15
         3.13  Equipment.....................................................16
         3.14  Receivables...................................................16
         3.15  Permits and Licenses..........................................16
         3.16  Litigation, etc...............................................16
         3.17  Court Orders, Decrees and Laws................................17
         3.18  Taxes.........................................................17
         3.19  Immigration Act...............................................17
         3.20  Program Compliance............................................18
         3.21  Environmental Matters.........................................18
         3.22  ERISA.........................................................18
         3.23  Pension, etc. ................................................19
         3.24  Employee Matters..............................................20




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         3.25  Insurance and Bonds...........................................20
         3.26  Labor Matters.................................................21
         3.27  Healthcare Compliance.........................................21
         3.28  Facility Compliance...........................................21
         3.29  Improper Payments.............................................22
         3.30  Books of Account; Reports.....................................22
         3.31  No Finders or Brokers.........................................22
         3.32  Distribution of ProMedCo Stock................................22
         3.33  Review of Information.........................................22
         3.34  Future Value..................................................22
         3.35  Restricted Securities.........................................22
         3.36  Legend........................................................23
         3.37  Authority; Binding Effect.....................................23
         3.38  Consents and Approvals of Governmental Authorities............23
         3.39  Disclosure....................................................23

ARTICLE  4 REPRESENTATIONS AND WARRANTIES OF PROMEDCO AND PROMEDCO-
         TEMPLE..............................................................23
         4.1  Organization and Standing of ProMedCo and ProMedCo-Temple......23
         4.2  Capitalization of ProMedCo.....................................23
         4.3  ProMedCo Stock.................................................24
         4.4  Authority; Binding Effect......................................24
         4.5  No Finders or Brokers..........................................24
         4.6  Consents and Approvals of Governmental Authorities.............24
         4.7  Pending Litigation.............................................24
         4.8  Program Compliance.............................................25
         4.9  No Material Financial Changes..................................25

ARTICLE  5 COVENANTS OF PROMEDCO AND PROMEDCO-TEMPLE ........................25
         5.1  Best Efforts to Secure Consents................................25
         5.2  Corporate Action...............................................25
         5.3  Handling of Documents..........................................25
         5.4  Non-Disclosure.................................................25
         5.5  Board Visitation Rights........................................26

ARTICLE  6 COVENANTS OF KDC .................................................26
         6.1  Access and Information.........................................26
         6.2  Conduct of Business............................................27
         6.3  Compliance with Agreement......................................27




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         6.4  Best Efforts to Secure Consents................................27
         6.5  Unusual Events.................................................27
         6.6  Interim Financial Statements...................................27
         6.7  Departmental Violations........................................28
         6.8  Assessments....................................................28
         6.9  Insurance Ratings..............................................28
         6.10  Maintain Insurance Coverage...................................28
         6.11  Exclusive Dealings............................................28
         6.12  Liquidation and Dissolution...................................29

ARTICLE  7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF KDC ...................29
         7.1  Representations and Warranties True............................29
         7.2  Opinion of Counsel.............................................29
         7.3  Authority......................................................29
         7.4  No Obstructive Proceeding......................................29
         7.5  Delivery of Certain Certified Documents........................30
         7.6  Proceedings and Documents Satisfactory.........................30
         7.7  No Agency Proceedings..........................................30
         7.8  No Material Adverse Change.....................................30
         7.9  Employees......................................................30
         7.10  Closing Transactions..........................................30

ARTICLE  8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PROMEDCO AND
         PROMEDCO-TEMPLE.....................................................31
         8.1  Representations and Warranties True............................31
         8.2  No Obstructive Proceeding......................................31
         8.3  Opinion of KDC Counsel.........................................31
         8.4  Pooling Letters................................................31
         8.5  Stockholder Agreements.........................................32
         8.6  Consents and Approvals.........................................32
         8.7  Dissenting Shareholders........................................32
         8.8  Proceedings and Documents Satisfactory.........................32
         8.9  No Material Adverse Change.....................................32
         8.10  Delivery of Certain Documents.................................32
         8.11  Closing Transactions..........................................33

ARTICLE  9  TERMINATION......................................................33
         9.1  Optional Termination...........................................33
         9.2  Notice of Abandonment. ........................................33




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         9.3  Mandatory Termination..........................................33
         9.4  Termination....................................................33

ARTICLE 10 INDEMNIFICATION ..................................................34
         10.1  Grant of Indemnity............................................34
         10.2  Representation, Cooperation and Settlement....................35
         10.3  Remedies Cumulative...........................................36

ARTICLE 11 MISCELLANEOUS.....................................................36
         11.1  Expenses......................................................36
         11.2  Employee Transition...........................................37
         11.3  Occasional Sale...............................................38
         11.4  Non-Assignable Property Interests.............................38
         11.5  Cooperation by ProMedCo and ProMedCo-Temple...................39
         11.6  Cooperation by KDC............................................39
         11.7  Notices. .....................................................39
         11.8  Entire Agreement..............................................40
         11.9  Alternative Dispute Resolution................................40
         11.10  Governing Law................................................40
         11.11 Legal Fees and Costs..........................................41
         11.12  Time.........................................................41
         11.13  Section Headings.............................................41
         11.14  Waiver.......................................................41
         11.15  Nature and Survival of Representations.......................41
         11.16  Exhibits.....................................................41
         11.17  Assignment...................................................41
         11.18  Binding on Successors and Assigns............................41
         11.19  Parties in Interest..........................................42
         11.20  Amendments...................................................42
         11.21  Drafting Party...............................................42
         11.22  Counterparts.................................................42
         11.23  Reproduction of Documents....................................42
         11.24  Press Releases...............................................43
APPENDIX  2.2 FORM OF UNDERTAKING

APPENDIX 2.3 EXCLUDED ASSETS

APPENDIX 2.9A FORM OF SERVICE AGREEMENT





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APPENDIX 2.9B FORM OF SHAREHOLDER PHYSICIAN EMPLOYMENT AGREEMENT

APPENDIX 2.9C FORM OF NON-SHAREHOLDER PHYSICIAN EMPLOYMENT AGREE
         MENT

APPENDIX 2.9E PROPERTIES TO BE LEASED FROM TEMPLE

APPENDIX 7.2 OPINION OF COUNSEL TO PROMEDCO AND PROMEDCO-TEMPLE

APPENDIX 8.3 OPINION OF COUNSEL TO KDC

APPENDIX 8.4 FORM OF STOCKHOLDER AGREEMENT





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                      PLAN AND AGREEMENT FOR REORGANIZATION

         PLAN AND AGREEMENT FOR REORGANIZATION dated as of September 13, 1996, among King's Daughters Clinics, P.A., a Texas professional association ("KDC"), ProMedCo, Inc., a Texas corporation ("ProMedCo") and ProMedCo of Temple, Inc., a Delaware corporation ("ProMedCo- Temple"), a wholly owned subsidiary of ProMedCo.

         RECITAL:

         KDC operates a multi-specialty medical practice in Temple, Texas with satellite locations in Killeen and Belton, Texas and owns the Assets described in ss. 2.1 below. ProMedCo, through its subsidiaries, including ProMedCo-Temple is engaged in the business of providing medical practice facilities, nonmedical personnel and medical practice management and administrative services.

         KDC desires to transfer the Assets to ProMedCo-Temple in exchange for voting shares of ProMedCo in a transaction intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code and as pooling of interests under GAAP. The parties intend that this Agreement shall serve as the "plan of reorganization" under Section 361(a) of the Code and the regulations under Section 368 of the Code, with KDC, immediately after the Closing hereunder, and as an integral part of the transactions contemplated hereby, distributing the ProMedCo Shares and other consideration received hereunder to its the shareholders of KDC as part of a plan of liquidation and dissolution by KDC .

         The parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

"AFFILIATE" means with respect to any Party, any entity which controls, is controlled by, or is under common control with such party all as more fully set forth in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

"ASSETS" means the following assets pertaining to KDC:

         (a) All furnishings, fixtures and equipment owned by KDC wherever situated;

         (b) All of KDC's rights, benefits and interests under all contracts and agreements related to the operation of the business of KDC which are to be assumed by ProMedCo- Temple (collectively, the "Contracts"), including without limitation certain real estate leases described in Exhibit 3.8 hereof and the Service Agreement.




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         (c)      All licenses and intangible rights related to the business of
                  KDC;

         (d) All books, records, documents and other writings used in connection with the oper ation of KDC's business of which KDC, its successors, agents or shareholders shall have a continuing right to make copies of all documents at the expense of the person making such copies;

         (e)      All accounts receivable of KDC;

         (f)      All cash, inventories and prepaid expenses of KDC; and

         (g) All other assets, personal or mixed, tangible or intangible, used in connection with the operation of KDC's business other than the Excluded Assets.

"ASSUMED BALANCE SHEET LIABILITIES" is defined in ss. 2.4(b).

"CONSIDERATION" means the shares of ProMedCo Stock to be delivered by ProMedCo-Temple pursuant to clauses (a) and (c) of ss. 2.4.

"COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of
         1985, 26 U.S.C. ss. 162 et seq.

"CLINIC FACILITY" means the clinic facilities  located at 1905 S.W. H. K. Dodgen
     Loop, Temple, Texas 76302, and the clinic facilities located at (i) Neurology & Headache Center of King's Daughters Clinics, 1717 S.W. H. K. Dodgen Loop, Suite 100A, Temple, Texas 76302, (ii) Dermatology Center of King's Daughters Clinics, 1717 S.W. H. K. Dodgen Loop, Suite 100B, Temple, Texas 76302, (iii) Womens Center of King's Daughters Clinics, 1713 S.W. H.
     K. Dodgen Loop, Suite 122, Temple, Texas 76302 (iv) Killeen Clinic, 401 West Jasper, Killeen, TX 76543 and (v) Belton Family Practice Clinic, 1300
     E. Sixth St., Belton, TX 76513 and (vi) any future clinic facilities established by ProMedCo-Temple or KDC pursuant to the Service Agreement.

"CLOSING" and "CLOSING DATE" are defined in ss. 2.7.

"CODE" means the Internal Revenue Code of 1986, as amended.

"CONTRACTS" is defined in the definition of "Assets" above.

"CPA FIRM" is defined in ss. 2.10(a).




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"DEFINITIVE CLOSING STATEMENTS" is defined in ss. 2.10.

"DISTRIBUTION  FUNDS"  shall have the  meaning  ascribed  thereto in the Service
     Agreement.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EXCLUDED ASSETS" is defined in ss. 2.3.

"EXCLUDED LIABILITIES" is defined in ss. 2.6.

"EXHIBIT VOLUME" means the volume of Exhibits referred to in this Agreement prepared and delivered by KDC.

"FINAL CLOSING STATEMENT" is defined in ss. 2.10.

"GAAP" means generally accepted accounting principles.

"INITIAL PORTION OF PURCHASE CONSIDERATION" is defined in ss. 2.4.

"INVENTORY" means the inventory of KDC.

"IRS" means the Internal Revenue Service.

"KDC" means King's Daughters Clinics, P.A., a Texas professional association.

"KDC FINANCIAL STATEMENTS" is defined in ss. 3.4.

"KDCP" means Physicians of King's Daughters, P.A., a Texas professional association formed contemporaneously with the closing of the transactions contemplated by this Agreement.

"NON-SHAREHOLDER PHYSICIAN EMPLOYMENT AGREEMENT" is defined in ss. 2.9(c).

"PENSION PLAN" and "PENSION PLANS" means any "employee pension benefit plan" listed in Exhibit 3.22.

"PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust or unincorporated organization.





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"PROMEDCOFINANCIAL STATEMENTS" means the consolidated balance sheet at June 30,
         1996 and the related consolidated statement of operations, shareholders' equity and cash flow for the year then ended, together with the audit report thereon of Arthur Andersen & Co., LLP.

"PROMEDCO, INC." means ProMedCo, Inc., a Texas corporation which is the sole shareholder of ProMedCo-Temple.

"PROMEDCOIPO DATE" means the date on which ProMedCo first sells stock to the public pursuant to its initial public offering.

"PROMEDCOIPO PRICE" means the price per share at which ProMedCo offers ProMedCo
         Stock to the public at its initial public offering.

"PROMEDCO-TEMPLE" means ProMedCo of Temple, Inc., a Delaware corporation, which is a wholly owned subsidiary of ProMedCo.

"PROMEDCO-TEMPLE DISTRIBUTION" shall have the meaning ascribed thereto in the Service Agreement.

"PROMEDCO STOCK" is defined in ss. 2.4.

"SECOND PORTION OF THE PURCHASE CONSIDERATION" is defined in ss. 2.4(c).

"SERVICE AGREEMENT" means the Service Agreement effective September 1, 1996 between ProMedCo-Temple and KDCP as referred to in ss. 2.9(a).

"SHAREHOLDER PHYSICIAN EMPLOYMENT AGREEMENT" is defined in ss. 2.9(b).

"TEMPLE" means Temple Medical Building and Leasing Company, LLC.

"UNDERTAKING" is defined in ss. 2.2.

ARTICLE 2 SALE AND TRANSFER OF ASSETS: CONSIDERATION; CLOSING

         2.1 SALE AND TRANSFER OF ASSETS. At the Closing, ProMedCo-Temple agrees to purchase from KDC and KDC agrees to sell to ProMedCo-Temple, the Assets, but not the Excluded Assets.

     2.2 ASSETS FREE AND CLEAR; UNDERTAKING. The Assets shall be sold free and clear of all liabilities, liens and encumbrances except those liabilities of KDC
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discharged by ProMedCo-Temple in the Undertaking in the form attached hereto as
Appendix 2.2. (the "Undertaking"). Except as provided in the Undertaking, ProMedCo-Temple shall not assume any other liability or obligation of KDC fixed or contingent, disclosed or undisclosed, and KDC agrees to satisfy, when due, all of its liabilities, indebtedness and obligations not assumed by ProMedCo-Temple pursuant to this Agreement and the Undertaking; provided, however, that KDC shall be entitled to contest in good faith any of such liabilities, indebtedness or obligations by appropriate legal proceedings. ProMedCo-Temple will pay, perform and discharge in due course in accordance with their terms all obligations, indebtedness and liabilities of KDC assumed by it pursuant to the Undertaking; provided, however, that ProMedCo-Temple shall be entitled to contest in good faith any of such obligations, indebtedness or liabilities by appropriate legal proceedings.

     2.3 EXCLUDED ASSETS. KDC is not selling and ProMedCo-Temple is not purchasing or assuming obligations with respect to the following (collectively the "Excluded Assets"):

         (a)      any real estate owned by KDC;

         (b) KDC's corporate and fiscal records and other records that KDC is required by law to retain in its possession;

         (c)      prepaid interest related to debt not assumed by ProMedCo-
                  Temple; and

         (d)      Any other assets described on Appendix 2.3.

     2.4 CONSIDERATION FOR SALE AND TRANSFER. At the Closing, in consideration for the sale of the Assets to ProMedCo-Temple, the following will occur:

         (a) ProMedCo-Temple will deliver to KDC (i) 547,970 shares of the no par Common Stock of ProMedCo ("ProMedCo Stock"; such 547,970 shares of ProMedCo Stock is referred to as the "Initial Portion of Purchase Consideration"). The ProMedCo Stock shall be registered in the name of KDC.

         (b) ProMedCo-Temple will execute and deliver to KDC an executed copy of the Under taking assuming the liabilities of KDC set forth therein (such liabilities to include, without limitation, the accounts payable, accrued expenses, accrued payroll, and other current liabilities determined in accordance with GAAP (collectively the "Assumed Balance Sheet Liabilities") and shall specifically exclude any mortgage or other liabilities related to real estate owned by KDC.





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         (c)      As soon as the Definitive Closing Statement is prepared in accordance with ss. 2.10(a), ProMedCo-Temple shall deliver to KDC an additional 136,993 shares of ProMedCo Stock (the "Second Portion of the Purchase Consideration") adjusted pursuant to ss. 2.10.

         2.5 LEGEND. The certificates representing ProMedCo Stock issued to KDC as the result of the transactions contemplated hereby shall bear the following legend:

                  "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THESE SECURITIES MAY BE MADE IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; OR
                  (II) AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURI TIES ACT."

         2.6 EXCLUDED LIABILITIES. Except as provided in the Undertaking, KDC shall remain liable and responsible for the payment or performance as the case may be, of all contracts, leases and other obligations of any nature. KDC shall remain liable and responsible for all suits, claims, indemnities, judgments, stipulation agreements, mortgages, taxes, contingent liabilities and other obligations of KDC, including, without limitation, any and all investment tax credit recapture, depreciation recapture; recapture or prior period adjustments under its Blue Cross, PCA, Medicare and Medicaid contracts ; all impositions of income tax and other taxes for all time periods prior to and including the Closing; all employee wages, salaries and benefits including, without limitation, retirement payments, COBRA obligations, accrued vacation not assumed by ProMedCo-Temple, and other accrued employee benefits and rights of KDC's retirees to participate in KDC's medical plans. The obligations described in this Section 2.6 are referred to collectively as the "Excluded Liabilities."

         2.7 CLOSING. The sale, purchase, and other activities provided for herein (the "Closing") shall take place on September 18, 1996 (the "Closing Date"), at the office of KDC in Temple, Texas. In case the Closing does not take place on the Closing Date, the Closing Date shall be set by mutual agreement between ProMedCo-Temple and KDC; provided, however, that in no event shall the Closing take place later than September 30, 1996 unless extended by ProMedCo-Temple.





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         2.8 FURTHER ACTS AND ASSURANCES. KDC shall, at any time and from time to time at and after the Closing, upon request of ProMedCo-Temple, take any and all steps reasonably necessary to place ProMedCo-Temple in possession and operating control of the Assets and the business to be transferred hereunder and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required for the transferring and confirming to ProMedCo-Temple or to its successors or assigns, or for reducing to possession, any or all of the Assets.

         2.9 OTHER TRANSACTIONS AT THE CLOSING. In addition to the transaction set forth above, the following additional transactions shall occur at the
Closing:

         (a) KDCP and ProMedCo-Temple shall enter into a Service Agreement in the form attached hereto as Appendix 2.9A.

         (b) KDCP shall enter into employment agreements in the form attached as Appendix 2.9B hereto (the "Shareholder Physician Employment Agreements") with each of the shareholders of KDCP

         (c) KDC shall enter into employment agreements in the form attached as Appendix 2.9C hereto (the "Non-Shareholder Physician Employment Agreement") with each of the non-shareholder physicians practicing with KDC.

         (d) ProMedCo-Temple shall consummate the purchase of certain equipment from Temple and Temple shall assign its interests under that certain Master Equipment Lease dated July 25, 199_ between Temple and Bank One Leasing Corporation in exchange for a payment from ProMedCo-Temple to Temple of $129,516.72.

         (e) ProMedCo-Temple shall have entered into lease agreements with Temple or related entities respecting the properties described on Appendix 2.9E on terms satisfactory to ProMedCo-Temple and KDC.

         2.10  PURCHASE CONSIDERATION ADJUSTMENTS.

(a) DEFINITIVE CLOSING STATEMENTS. Within 120 days after the Closing or by such time as is reasonable under the circumstances, ProMedCo-Temple shall prepare and deliver to KDC a final closing statement ("Final Closing Statement") of KDC as of the Closing Date. ProMedCo-Temple covenants that the Final Closing Statement shall be true, complete and accurate and will present fairly the assets and liabilities items set




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forthin ss.ss.  2.1 and 2.2  hereof as at the  Closing,  calculated  in a manner consistent with the KDC Financial Statements (as defined in ss. 3.4), and the requirements of this Agreement. KDC and its representatives shall be provided access to the books and records of ProMedCo-Temple as necessary to verify the accuracy of such calcula tions. If within 30 business days of
     receipt  of  the  Final  Closing   Statement,   KDC  fails  to  deliver  to
     ProMedCo-Temple written notice specifying any unacceptable entries on the Final Closing Statements and the reasons therefor, then such Final Closing Statement shall constitute the Definitive Closing Statements. If KDC timely and duly delivers such notice within 30 business days of receipt thereof, the parties shall attempt in good faith to resolve the differences, and if they are unable to do so, within 20 days thereafter either party may deliver the Final Closing Statement to a "big six" accounting firm other than Arthur Andersen & Co., LLC chosen by ProMedCo- Temple (the "CPA Firm"), who shall have 20 business days to review the Final Closing Statement and make such adjustments thereto as it deems necessary to ensure that the Final Closing Statement has been prepared in a manner consistent with the KDC Financial Statements calculated on a consistent basis and the
     requirements  of  this  Agreement  and  conform  to  consistently   applied
     generally accepted accounting principles. The Final Closing Statement as so adjusted shall constitute the Definitive Closing Statement and shall be
     binding  on  the  parties   hereto.   If  the  total   amount   payable  by
     ProMedCo-Temple pursuant to clause (c) below increases from that shown on the Final Closing Statement, ProMedCo-Temple shall pay the fees and expenses of the CPA Firm, otherwise such fees and expenses shall be borne by KDC. To the extent possible, all elective accounting principles or policies shall be consistent with KDC's current principles and policies.

(b) LIABILITIES ADJUSTMENT. To the extent that the aggregate amount of current and long-term liabilities of KDC assumed by ProMedCo-Temple under this Agreement is different from $2,000,000, the Consideration hereunder shall be increased or reduced on a dollar for dollar basis at the rate of one share of ProMedCo Stock for each $14.00, rounded up or down, to the nearest number of whole shares equal to the difference.

(c) DISTRIBUTION FUNDS ADJUSTMENT. If Distribution Funds for the annualized six months ended June 30, 1996 (based on the assumption that the Service Agreement had been in place during such period) are more than $8,670,313 or less than $8,270,313 the Consideration shall be increased on a dollar for dollar basis at the rate of one share of ProMedCo Stock for each $14.00, rounded up or down, to the nearest number of whole shares equal to the amount by which such Distribution Funds exceed $8,670,313 or decreased on a dollar for dollar basis at the rate of one share of




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ProMedCo Stock for each  $14.00,  rounded up or down,  to the nearest  number of whole shares equal to the amount by which such Distribution Funds are less than $8,270,313 .

(d) PHYSICIAN DEFICIENCY ADJUSTMENT. To the extent that fewer than 100% of the physicians associated with KDC on the date hereof fail to execute Shareholder Physician Employment Agreements and/or Non-Shareholder Physician Employment Agreements as contemplated byss.ss.2.9(b) and (c) hereof, the Consideration shall be reduced at the rate of one share of ProMedCo Stock for each $14.00, rounded up or down, to the nearest number of whole shares equal to 50% the annualized Distribu tion Funds for the six months ended June 30, 1996 attributable to each physician who fails to enter into such agreement.

(e) IPO ADJUSTMENT. Upon completion of the ProMedCo IPO, the number of shares issued pursuant toss.2.4(a) and (c), net of any adjustments pursuant to clauses (a), (b), (c) or (d) of thisss. 2.10, shall be adjusted upwards or downwards, as the case may be such that the aggregate number of the shares of ProMedCo Stock issued pursuant to ss. 2.4(a) and (c), net of such adjustments, when multiplied by the ProMedCo IPO Price equals $12,828,819 plus or minus the dollar amount of such adjustments (the dollar amount of any such adjustments made in shares of ProMedCo Stock will be $14.00 per share).

Any reduction in the Consideration resulting from this ss. 2.10 shall be accomplished by first reducing the Balance of the Consideration by the amounts provided hereunder, and if such reductions exhaust the Balance of the Consideration, then KDC shall return, or cause its shareholders to return, within 10 days after a demand therefor by ProMedCo-Temple, sufficient additional shares of ProMedCo Stock and cash from the Initial Portion of the Consideration to fully satisfy the reduction in Consideration.

ARTICLE  3 REPRESENTATIONS AND WARRANTIES OF KDC

         KDC hereby represents and warrants to ProMedCo-Temple as follows:

         3.1 ORGANIZATION, CORPORATE POWER AND QUALIFICATION. KDC is a corporation duly orga nized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby. KDC is duly qualified to do business and is in good
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character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary. KDC is qualified to do business in Texas. No jurisdiction where KDC is not presently qualified as a foreign corporation has made any assertion that such corporation's business or ownership of property makes qualification as a foreign corporation in such jurisdiction necessary. A copy of the Articles of Incorporation and all amendments thereto as of the date hereof of KDC and a copy of its by-laws, as amended to the date hereof (both certified by the Secretary of KDC), are included as Exhibit 3.1A of the Exhibit Volume and are true, accurate and complete as of the date hereof. KDC is not in default under or in violation of any provision of its Articles of Incorporation or bylaws.

         3.2 CAPITALIZATION OF KDC. The authorized capital stock of KDC consists of 1,000,000 shares of $1.00 par value common stock, of which as of the date hereof, 3,100 shares are validly issued and outstanding. Except as disclosed on
Exhibit 3.2 of the Exhibit Volume, there are no voting trusts, proxies, or any other stock restriction agreements or understandings with respect to the voting stock of KDC.

     3.3  SUBSIDIARIES,  AFFILIATES,  AFFILIATED  COMPANIES  AND JOINT  VENTURE.
Except as set forth in  Exhibit  3.3,KDC  has no  direct or  indirect  ownership interest in, by way of stock ownership or otherwise, any corporation, association or business enterprise.

         3.4 FINANCIAL STATEMENTS. Exhibit 3.4 consists of the following financial statements of KDC: (i) balance sheet of KDC at December 31, 1995 and the related statement of operations, stockholders' equity and cash flow for the years then ended, together with the audit opinion report thereon of Arthur Andersen & Co., LLC certified public accountants and (ii) unaudited balance sheet of KDC at June 30, 1996 and the related statement of operation for the six months then ended (such financial statements and the related notes being herein called "KDC Financial Statements").

         The KDC Financial Statements are true, complete and accurate, have been based upon the information contained in the books and records of KDC and present fairly the assets, liabilities and financial condition of KDC as of the dates thereof and the results of its operations for the periods then ended, prepared in conformity with generally accepted accounting principles. The KDC Financial Statements do not contain any material inaccuracy and do not suffer from any material omissions.

         3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the KDC Financial Statements and except for commitments and obligations incurred in the ordinary course of business accruing after December 31, 1995, KDC, as of December 31, 1995, had, or will have at Closing, no liabilities, claims or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to KDC or any
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KDC, whether due to become payable and regardless of when or by whom asserted)
not fully covered by insurance.

         3.6 ABSENCE OF CERTAIN RECENT CHANGES. Except as expressly provided in this Agreement or as set forth on Exhibit 3.6 in alphabetical order corresponding to the following subsections, since December 31, 1995, and through the Closing Date, KDC has not been and will not have:

         (a) except in the usual and ordinary course of its business, consistent with past practice, and in an amount which is usual and normal incurred any indebtedness or other liabili ties (whether accrued, absolute, contingent or otherwise), guaranteed any indebted ness or sold any of its assets;

         (b) suffered any damage, destruction or loss, whether or not covered by insurance, in excess of $10,000;

         (c) suffered the resignation or other termination of any management personnel of KDC, or the loss of or other termination of a business relationship with any material customers or suppliers of KDC's business;

         (d) increased the regular rate of compensation payable by it to any employee other than normal merit and cost of living increases granted in the ordinary course of business; or increased such compensation by bonus, percentage, compensation service award or similar arrangement theretofore in effect for the benefit of any of its employees, and no such increase is required;

         (e) established or agreed to establish, amended or terminated any pension, retirement or welfare plan or arrangement for the benefit of its employees not theretofore in effect;

         (f) suffered any change in its financial condition, assets, liabilities, operations, prospects or business or suffered any other event or condition of any character which individual ly or in the aggregate has or might reasonably have a material adverse effect on KDC;

         (g) experienced any labor organizational efforts, strikes or complaints other than griev ance procedures in the ordinary course of business or entered into any collective bar gaining agreements with any union;

         (h) made any single capital expenditure which exceeded $5,000 or made aggregate capital expenditures which exceeded $10,000;





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         (i)      except with respect to liens or encumbrances arising by
                  operation of law, permitted or allowed any of the Assets to be subjected to any pledge, lien, security interest, en cumbrance, restriction or charge of any kind;

         (j) written down the value of any of the Assets, or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which are material or revalued any of the Assets;

         (k) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the usual and ordinary course of business;

         (l) suffered any extraordinary losses, canceled any debts or waived any claims or rights of substantial value, whether or not in the usual and ordinary course of business;

         (m) paid, lent or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agree ment or arrangement with, any stockholder of KDC or any of the officers or directors of KDC or of any "Affiliate" of any of its officers or directors, except for any immaterial amounts or for reimbursement of ordinary and reasonable business ex penses related to the business of KDC and compensation to officers at rates not ex ceeding the rates of compensation at ;

         (n) amended, terminated or otherwise altered (whether by action or inaction) any contract, agreement or license of significant value to which KDC is a party, except in the ordinary course of business;

         (o) entered into a material transaction other than in the ordinary course of business or made any change in any method of accounting or accounting practice;

         (p)      canceled, or failed to continue, insurance coverages; or

         (q) agreed, whether in writing or otherwise, to take any action described in this ss. 3.6.

         3.7 TITLE TO ASSETS. The Assets consisting of owned personal property are subject to no liens or encumbrances except the security interests of record set forth on Exhibit 3.7A of the Exhibit Volume, which Exhibit is a copy of a Uniform Commercial Code ("UCC") search as of a recent date duly obtained by KDC and which search shows security interests of record relating to such Assets in every place where such security interests are filed and includes copies of all such financing




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statements. KDC agrees to remove all security interests reflected on such UCC search, if any, prior to the Closing (except those assumed by ProMedCo pursuant to this Agreement, listed on Exhibit 3.7B, and approved by ProMedCo-Temple in writing) and to remove any other security interests filed with respect to such assets between the date of such UCC search and the Closing Date. The bills of sale and the assignments and other instruments to be executed and delivered by KDC at the Closing will be valid and binding and enforceable in accordance with their respective terms, and will effectively vest in ProMedCo-Temple good and marketable title to all the Assets. If KDC shall fail to remove all such security interests, ProMedCo-Temple shall have the right to do so and shall have the right to off-set the cost of doing so against the Consideration payable under ss. 2.4 hereof.

         3.8 CONTRACTS. Exhibit 3.8 of the Exhibit Volume contains a copy of each contract, lease, agreement and other instrument to which KDC is a party or is bound which involves an unperformed commitment or obligation (contingent or otherwise) of more than $10,000 in the aggregate. Except as noted in such Exhibit, all such contracts, leases and agreements are in full force and effect, there has been no threatened cancellation thereof, there are no outstanding disputes thereunder, each is with unrelated third parties and was entered into on an arms-length basis in the ordinary course of business and all will continue to be binding in accordance with their terms after consummation of the transac tions contemplated hereby. There are no contracts, leases, agreements or other instruments to which KDC is a party or is bound (other than insurance policies) which, if properly performed, could either singularly or in the aggregate have an adverse effect on the value of the Assets to ProMedCo-Temple.

         Except as described in Exhibit 3.8 or the other Schedules hereto (and except for purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), KDC is not, as of the date of this Agreement, a party to or bound by any:

         (a) material agreement or contract not made in the ordinary course of business;

         (b) employee collective bargaining agreement or other contract with any labor union;

         (c) employment agreements or other agreements that contain any severance or termination pay liabilities or obligations;

         (d)      covenant not to compete;

         (e) lease or similar agreement under which KDC is a lessor or sublessor of any material real property owned or leased by KDC or any portion of premises otherwise occupied by KDC;





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         (f)      (i) lease or similar agreement under which (A) KDC is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or
                  (B)KDC is a lessor or sublessor of any tangible personal property owned by any of its shareholders, (ii) continuing contract for the future purchase of materials, supplies or equipment, or (iii) management, service, consulting or other similar type of contract, in any such case which has a future liability in excess of $10,000, and which is not terminable by KDC for a cost of less than $10,000;

         (g) license or other agreement relating in whole or in part to, trademarks (including, but not limited to, any license or other agreement under which KDC has the right to use any of the same owned or held by a third party);

         (h) agreement or contract under which KDC has borrowed or lent any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others for an amount in excess of $10,000 (other than (i) endorsements for the purpose of collection in the ordinary course of business and (ii) advances to employees of KDC in the ordinary course of business);

         (i) mortgage, pledge, security agreement, deed of trust or other document granting a lien against the Assets (including liens upon properties acquired under conditional sales, capital leases or other title retention or security devices but excluding operating leases);

         (j) other agreement, contract, lease, license, commitment or instrument to which KDC is a party or by or to which KDC or any of it assets or businesses are bound or subject, which has an aggregate future liability in excess of $10,000 and is not terminable by KDC for a cost of less than $10,000; or

         (k) any agreement, contract, understanding or business venture with any physician, other provider or any other Person which violates the Medicare/Medicaid Fraud and Abuse amendments or any regulations thereunder adopted by the U.S. Department of Health and Human Services.

         3.9 BURDENSOME AGREEMENTS. Except as is set forth in Exhibit 3.9 of the
Exhibit Volume, KDC is not a party to, nor are the Assets subject to or bound or affected by, any provision of any order of any court or other agency of government or any indenture, agreement or other instrument or commitment which has a material adverse affect on the operations, earnings, assets, properties, liabilities, business or prospects of KDC or its condition, financial or
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         3.10 ABSENCE OF RELATED PARTY TRANSACTIONS. Except as disclosed on
Exhibit 3.10, neither KDC, nor any officer, director or affiliate of KDC, has any material direct or indirect financial or economic interest in any competitor or supplier of KDC. KDC is not a party to any transaction or proposed transaction, including without limitation the leasing of property, the purchase or sale of materials or goods (except with respect to KDC's service business) or the furnishing of its services (except as employees of the KDC), with KDC, or any Affiliate of KDC, including (without limitation) any family member of a shareholder of KDC; and KDC has not directly or indirectly entered into any agreement or commitment which could result in KDC becoming obligated to provide funds in respect of or to assume any obligation of any such affiliated person or entity. Except as set forth on Exhibit 3.10, there are no debts owing to KDC by, or any contractual agreements or understandings between KDC and, any shareholder, director or officer of KDC, any member of their respective families, or any affiliate or associate of any of the foregoing individuals, as the term "affiliate" is defined for purposes of the Securities Act of 1933 and the rules and regulations thereunder, and none of the foregoing individuals or any affiliate or associate of them owns any property or rights, tangible or intangible (other than an equitable interest), used in or related to KDC's business. KDC is not indebted to any shareholder, officer, director or employee of KDC, or to any member of their respective families, or to any affiliate or associate of any of the foregoing individuals, in any amount whatsoever, other than for payment of salaries and compensation for services actually rendered to KDC in the ordinary course of their businesses except as disclosed on Exhibit 3.10.

         3.11 DEFAULTS. Except as disclosed in Exhibit 3.11, KDC is not in default under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a default under any outstanding indenture, mortgage, contract, instrument or agreement to which KDC is a party or by which KDC may be bound or under any provision of the Articles of Incorporation or by-laws of KDC. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any provision of, or result in the breach of, or constitute a default under, any law the violation of which would result in a significant liability to KDC, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal; constitute a violation of or a default under, or a conflict with, any term or provision of the Articles of Incorporation or by-laws of KDC or any contract, commitment, indenture, lease, instrument or other agreement, or any other restriction of any kind to which KDC is a party or is bound; or cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of KDC, to be accelerated, or increase any such liability or obligation.

         3.12 INVENTORY. The Inventory consists of a quality and quantity usable and saleable in the ordinary course of business and is carried on the balance sheet included in the KDC Financial Statements at the lower of cost or market, except for items of obsolete materials and materials of below standard quality, all of which have been written down in the balance sheet included in the KDC




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Financial Statements to net realizable market value or for which adequate reserves have been provided in the balance sheet included in the KDC Financial Statements. The present quantity of the Inventory of KDC is reasonable and warranted in the present circumstances of the business conducted by KDC. The only transactions related thereto since have been additions or sales in the ordinary course of business.

         3.13 EQUIPMENT. All Assets consisting of equipment are well maintained and in good operating condition, except for reasonable wear and tear and except for items which have been written down in the KDC Financial Statements to a realizable market value or for which adequate reserves have been provided in the KDC Financial Statements. The present quantity of all such equipment of KDC is reasonable and warranted in the present course of the business conducted by KDC and its subsidiaries. The only transactions related thereto since , have been additions thereto in the ordinary course of business.

         3.14 RECEIVABLES. All notes and accounts receivable of KDC shown on the KDC balance sheet and all those arising since the balance sheet dates have arisen in the ordinary course of business.

         3.15 PERMITS AND LICENSES. Included as Exhibit 3.15 in the Exhibit Volume is a schedule of permits and licenses, listing and briefly describing each permit, license or similar authorization from each governmental authority issued with respect to the operation or ownership of properties by KDC together with the designation of the respective expiration dates of each, and also listing and briefly describing each association in which KDC is a member and each association or governmental au thority by which KDC is accredited or otherwise recognized. KDC is not required to obtain any additional permits, licenses or similar authorizations (including, without limitation, any additional certificates of need) from any governmental authority for the proper conduct of its business or to become a member of or accredited by any association or governmental authority other than those listed on Exhibit 3.15 in the Exhibit Volume. All of such permits, licenses and authorizations will continue to be valid and in full force and effect in accordance with their respective terms after the consummation of the transactions contemplated hereby.

         3.16 LITIGATION, ETC. Except as set forth in Exhibit 3.16 of the
Exhibit Volume, there is no litigation, arbitration, governmental claim, investigation or proceeding pending or, to the best knowledge of KDC, threatened against KDC at law or in equity, before any court, arbitration tribunal or governmental agency. No such proceeding set forth in Exhibit 3.16 concerns the ownership or other rights with respect to the Assets. To the best knowledge of KDC, there are no facts based on which material claims may be hereafter made against KDC. Any and all claims arising from incidents on or before the Closing Date shall be the sole responsibility of KDC and, except as otherwise provided herein, are specifically excluded from the liabilities to be assumed by ProMedCo-Temple hereunder. All claims and litigations against KDC are fully covered by insurance. KDC shall




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unconditionally indemnify and hold ProMedCo-Temple harmless against any loss or liability including, without limitation, attorney's fees, resulting from any claims or litigation arising out of incidents relating to KDC which occurred prior to the Closing Date, to the extent such loss or liability is not covered by insurance.

         3.17 COURT ORDERS, DECREES AND LAWS. There is not outstanding or to the best of KDC's knowledge, threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting KDC or the Assets. KDC is in compliance with all applicable federal, state and local laws, regulations and administrative orders which are material to the business of KDC and KDC has received no notices of alleged violations thereof. No governmental authorities are presently conducting proceedings against KDC and to the best knowledge of KDC, no such investigation or proceeding is pending or being threatened.

         3.18 TAXES. All federal, state and other tax returns of KDC required by law to be filed have been timely filed, and KDC has paid or provided for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which KDC has set aside on its books adequate reserves. All such tax returns have been prepared in compliance with all applicable laws and regulations and are true and accurate in all respects. The amounts set up as provisions for taxes (including provision for deferred income taxes) on the KDC Financial Statements are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending on or before the Closing Date. There are no tax liens on any of the Assets except those with respect to taxes not yet due and payable and except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which KDC has set aside on its books adequate reserves. There are no pending tax examinations nor has KDC received a revenue agent's report asserting a tax deficiency. KDC does not expect any taxing authority to claim or assess any amount of additional taxes against it. No claim has ever been made by a taxing authority in a jurisdiction where KDC does not file tax returns that KDC is or may be subject to taxes assessed by such jurisdiction.

         3.19 IMMIGRATION ACT. KDC is in compliance with the terms and provisions of the Immigration Act in all material respects. For each employee (as defined in 8 C.F.R. ss.274a.1(f)) of KDC for whom compliance with the Immigration Act by KDC is required, KDC has obtained and retained a complete and true copy of each such employee's Form I-9 (Employment Eligibility Verification
Form) and all other records or documents prepared, procured or retained by KDC pursuant to the Immigration Act. There are no violations or potential violations of the Immigration Act by KDC. KDC has not been cited, fined, served with a Notice of Intent to Fine or with a Cease




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and Desist Order, nor, to KDC's knowledge, has any action or administrative proceeding been initiated or threatened against KDC, by reason of any actual or alleged failure to comply with the Immigration Act.

         3.20 PROGRAM COMPLIANCE. To the best knowledge of KDC, neither KDC nor any of its shareholders or employees is a party to, or the beneficiary of, any agreement, contract, understanding or business venture with any provider or referral source which violates the Medicare/Medicaid Fraud and Abuse amendments or any regulations thereunder adopted by the U.S. Department of Health and Human Services or any regulations adopted by any other federal or state agency or which results in overutilization of health care services by patients.

         3.21  ENVIRONMENTAL MATTERS.  Except as disclosed on Exhibit 3.21:

         (a) There are no outstanding violations or any consent decrees entered against KDC regarding environmental matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes, or noise.

         (b) There are no claimed, threatened or alleged violations with respect to any federal, state or local environmental law, rule, regulation, ordinance, permit, license or authorization, and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental laws, rules, regulations, ordinances, permits, licenses or authorizations.

         (c) All operations conducted by KDC have been and are in material compliance with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control.

         3.22  ERISA.

         (a) Except as listed in Exhibit 3.22 of the Exhibit has no "employee benefit plans", as such term is defined under
                  Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan or similar arrangement, written or otherwise, which provides any type of pension or welfare benefit to any of its directors, employees, or former employees.

         (b) With respect to all of the plans listed in Exhibit 3.22,KDC has delivered to ProMedCo-Temple true and exact copies of (i) all plan documents embodying the provisions of such plans, together with all amendments thereto, (ii) all summary plan




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                  descriptions and summaries of material modifications
                  pertaining thereto, (iii) copies of the most recent Internal Revenue Service determination letters, if any, relating to such plans, (iv) copies of the last three (3) years' Annual Report (Form 5500 series), as filed with respect to such plans with the Internal Revenue Service, together with all Schedules and attachments thereto, including, without limitation, copies of the plan audits and/or actuarial valuations, (v) copies of all contract administration agreements between KDC and third party administrators, (vi) copies of all participant-related forms currently in use in connection with such plans including, without limitation, salary reduction agreements and beneficiary designations and (vii) participant-specific claims history for any "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) that has been in existence during any part of the last three years.

         (c)      No "prohibited transaction", as such term is defined under
                  Section 4975(c) of the Code or under Section 406 of ERISA, and the respective regulations thereunder, has occurred or is occurring with respect to any "employee benefit plan" maintained by KDC or with respect to any trustee or administrator thereof.

         3.23  PENSION, ETC.

(a) No "unfunded accrued liability", as such term is defined under Section 3(30) of ERISA, exists with respect to any "employee pension benefit plan" listed in Exhibit 3.22 (each a "Pension Plan" and collectively the "Pension Plans").

(b) None of the Pension Plans or any related trusts have been partially or fully terminated (through the complete cessation of contributions thereto or otherwise). In addition there has not occurred any "reportable events", as such term is defined under Section 4043 of ERISA, which could have a material adverse effect on the condition, financial or otherwise, of KDC.

(c) Neither any of the Pension Plans nor any related trusts have incurred any "accumu lated funding deficiency", as such term is defined under Section 302(a)(2) of ERISA or Section 412(a) of the Code (whether or not waived), since the effective date of ERISA. Neither KDC nor any administrator or fiduciary of any Plan (or agent of any administrator or fiduciary of any Plan. or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in a manner which is likely to subject KDC to any liability for a breach of fiduciary or other duty under ERISA or any other applicable law.





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(d)  With  respect  to  each  Pension  Plan,  there  are  not in  existence  any liabilities other than those liabilities shown on the Annual Reports (Form 5500 series) delivered to ProMedCo-Temple in connection herewith. No material change with respect to the matters covered by the most recent Annual Report for each Pension Plan has occurred since the filing date thereof. The terms and operation of each Pension Plan have complied, and are in compliance, with the applicable provisions of ERISA and the Code. All Pension Plans have at all times been and are qualified under Section 401(a) of the Code, except for those Pension Plans set forth in Exhibit
     3.23 of the Exhibit ------------ Volume. None of the Pension Plans listed in Exhibit 3.22 is unfunded. ------------

(e) Other than claims for benefits submitted by participants or beneficiaries or appeals from denial thereof, there is no litigation legal action, suit, investigation, claim, counterclaim or proceeding pending or threatened against of the KDC Plan.

(f) All filings required by ERISA and the Code as to the KDC Plan have been timely made and all notices and disclosures to participants comply in all material respects with ERISA or the Code with respect to the KDC Plan. No amounts, nor any assets, of the KDC Plan are subject to tax as unrelated business taxable income under Section 511, 519, or 419A of the Code.

(g) Except for not more than $_______ relating to contributions required for 1996, the minimum fair market value of the assets held in the trust or trusts funding the KDC Plan as of the Closing Date plus the amount of all contributions, if any, made by KDC subsequent to the Closing Date under the KDC Plan through the date of complete transfer shall be at least equal to the accrued benefits of all participants under the KDC Plan on such date.

         3.24 EMPLOYEE MATTERS. Included as Exhibit 3.24A of the Exhibit Volume is a list of all em ployees of KDC together with their current annual rates of compensation (as of June 30, 1996) and a list of all people who were paid bonuses in the last twelve months plus the amount thereof. No written employment agreement to which KDC is a party requires longer than a four-week notice before termination or agreement to lend, or guarantee any loan, to an employee or an agreement relating to a bonus, severance pay or similar plan, agreement, arrangement or understanding. Exhibit 3.24B of the Exhibit Volume is a brief description of employee benefits of KDC.

         3.25 INSURANCE AND BONDS. Exhibit 3.25A contains a description of all fire, liability and other insurance coverage maintained by KDC currently in force, including the amounts and losses and risks covered; all such policies are fully paid as to all premiums heretofore due. Exhibit 3.25C contains a description of all malpractice liability insurance policies of KDC since January 1, 1994.




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Except as set forth on Exhibit 3.25C, KDC has not had in the last seven years filed a written application for any insurance coverage which has been denied by an insurance agency or carrier. Exhibit 3.25C sets forth a list of all claims for any insured loss in excess of $5,000 per occurrence, filed by KDC during the three year period immediately preceding the date hereof, including, but not limited to, workers compensation, general liability and environmental liability. KDC is not in material default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in due and timely fashion.

         3.26 LABOR MATTERS. There are no collective bargaining agreements with any labor union to which KDC is a party or by which KDC is bound, and it is not currently negotiating with a labor union. No employees of KDC have ever petitioned for a representation election. KDC is in compli ance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against KDC pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to its knowledge, threatened against or affecting KDC. No grievance which might have a material adverse effect on KDC or the conduct of its business nor any such arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists. KDC has not experienced any employee strikes during the last three years. KDC will advise ProMedCo-Temple of any such labor dispute, petition for representative election or negotiations with any labor union which shall arise before the Closing Date. Except as may be required by ss.4980B of the Code or applicable state health care continuation coverage statutes, KDC has no liability under any plan or arrangement which provides welfare benefits, including medical and life insurance, to any current or future retiree or terminated employee.

         3.27 HEALTHCARE COMPLIANCE. KDC is participating in or otherwise authorized to receive reimbursement from or is a party to Medicare, Medicaid, and other third-party payor programs (collectively "Third Party Payor Programs"). All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned as of the date hereof, and to the best of KDC's knowledge, no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Third Party Payor Program. To the best of KDC's knowledge, KDC is in full compliance with the requirements of all such Third Party Payor Programs applicable thereto.

         3.28 FACILITY COMPLIANCE. The Clinic Facility is duly licensed and is lawfully operated in accordance with the requirements of all applicable law and has all necessary authorizations for the use and operation, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to KDC issued by any governmental authority or Third Party payor Program




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requiring conformity or compliance with any applicable law or condition for participation of such governmental authority or Third Party Payor program, and after reasonable and independent inquiry and due diligence and investigation, KDC has neither received notice nor has any knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the ordinary course.

         3.29 IMPROPER PAYMENTS. Neither KDC nor any officer or employee of KDC have made any bribes, kickbacks or other improper payments on behalf of KDC or received any such payments from vendors, suppliers or other persons contracting with KDC.

         3.30 BOOKS OF ACCOUNT; REPORTS. The books of account of KDC in reasonable detail, accu rately and fairly reflect its transactions and the disposition of its assets. KDC has filed all reports and returns required by any law or regulation to be filed by it.

     3.31 NO FINDERS OR BROKERS.  Neither KDC nor any officer or director of KDC
has  engaged  any  finder  or  broker  in  connection   with  the   transactions
contemplated hereunder.

         3.32 DISTRIBUTION OF PROMEDCO STOCK. KDC intends to distribute the ProMedCo Stock to its shareholders all of whom are executing and delivering Stockholder Agreements contemplated by ss. 8.5 hereof. KDC has no reason to believe that any of the statements, representations and warranties made forth in such instruments by its shareholders are not true and correct.

         3.33 REVIEW OF INFORMATION. KDC has been afforded access to all material information referred to in the ProMedCo Financial Statements delivered to KDC on August 14, 1996 and, in addition thereto, has been afforded the opportunity to ask questions of, and receive answers from, ProMedCo concerning the business and properties of ProMedCo and to review any materials relating to ProMedCo.

         3.34 FUTURE VALUE. KDC is not acquiring the ProMedCo Stock based upon any representation, oral or written, by any Person with respect to the future value of, or income from, the ProMedCo Stock, but rather upon an independent examination and judgment as to the prospects of ProMedCo.

         3.35 RESTRICTED SECURITIES. KDC recognizes that the ProMedCo Stock have not been registered under the Securities Act, or the securities laws of any other jurisdiction, that KDC (as opposed to its shareholders who are parties to the Stockholder Agreements contemplated by ss. 8.5 hereof) has no right to require such registration, and that KDC's right to transfer the ProMedCo Stock is restricted by the Securities Act and applicable state securities laws (including suitability requirements).




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         3.36 LEGEND. KDC understands that certificates representing the
ProMedCo Stock shall bear the legend set forth in ss. 2.5 hereof.

         3.37 AUTHORITY; BINDING EFFECT. KDC has full power and authority to enter into this Agreement and, subject to the convening of a stockholders' meeting and the approval of stockholders as required by Texas law, to carry out the transactions contemplated hereby. The Board of Directors of KDC has taken all action required by law and by KDC's Articles of Incorporation and by-laws, or otherwise, to authorize the execution and delivery of this Agreement and the transactions contem plated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of KDC enforceable in accordance with its terms.

         3.38 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No characteristic of KDC or of the nature of its business or operations requires any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         3.39 DISCLOSURE. No representations and warranties by KDC in this Agreement and no statement in this Agreement or any document or certificate furnished or to be furnished to ProMedCo and ProMedCo-Temple pursuant hereto contains or will contain any untrue statement or omits or will omit to state a fact necessary in order to make the statements contained therein not materially misleading. KDC has disclosed to ProMedCo and ProMedCo-Temple all facts known to KDC material to the assets, liabilities, business, operation and property of KDC. There are no facts known to KDC not yet disclosed which would have a material adverse effect the future operations of KDC.

ARTICLE  4 REPRESENTATIONS AND WARRANTIES OF PROMEDCO AND
PROMEDCO-TEMPLE

         ProMedCo and ProMedCo-Temple hereby represent and warrant as follows:

         4.1 ORGANIZATION AND STANDING OF PROMEDCO AND PROMEDCO-TEMPLE. ProMedCo and ProMedCo-Temple are each corporations duly organized, validly existing and in good standing under the laws of the state of Texas and Delaware, respectively; each has full corporate power and authority to conduct its business as now being conducted; and each is duly qualified to do business in each jurisdiction in which the nature of the property owned or leased or the nature of the business conducted by it requires such qualification.

     4.2 CAPITALIZATION OF PROMEDCO. The authorized capital stock of ProMedCo consists of 700,000 shares of no par value Series A Convertible Preferred Stock, 20,000,000 shares of no par




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value Common Stock and 2,600,000 shares of no par value Class B Common Stock, of which as of the date hereof, 500,000 shares of Series A Convertible Preferred Stock, 2,301,837 shares of Common Stock and 1,226,150 shares of Series B Common Stock are validly issued and outstanding, fully paid and non-assessable.

         4.3 PROMEDCO STOCK. The ProMedCo Stock to be issued in connection with the transactions contemplated hereby will be duly authorized, validly issued, fully paid and non-assessable.

         4.4 AUTHORITY; BINDING EFFECT. Each of ProMedCo and ProMedCo-Temple has corporate power to execute and deliver this Agreement and consummate the transactions contemplated hereby and has taken (or by the Closing Date will have taken) all action required by law, its Articles of Incorporation, by-laws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of each of ProMedCo and ProMedCo-Temple enforce able in accordance with its terms (except as the same may be restricted, limited or delayed by applica ble bankruptcy or other laws affecting creditors' rights generally and except as to the remedy of spe cific performance which may not be available under the laws of various jurisdictions) assuming that this Agreement has been duly authorized, delivered and executed by KDC and constitutes the valid and binding obligation, enforceable against KDC in accordance with its terms (except as enforce ability against KDC may be restricted, limited or delayed to the same extent as referred to in parenthetical phrase immediately above).

     4.5 NO FINDERS OR BROKERS. Neither ProMedCo, ProMedCo-Temple nor any officer or director of either has engaged any finder or broker in connection with the transactions contemplated hereunder.

         4.6 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No characteristic of ProMedCo or ProMedCo-Temple or of the nature of their business or operations requires any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the con summation of the transactions contemplated hereby.

         4.7 PENDING LITIGATION. There are no proceedings pending or threatened, against or affecting ProMedCo in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of ProMedCo considered as a whole.





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         4.8 PROGRAM COMPLIANCE. To the best knowledge of ProMedCo, neither
ProMedCo nor any of its shareholders or employees is a party to, or the beneficiary of, any agreement, contract, understanding or business venture with any provider or referral source which violates the Medicare/Medicaid Fraud and Abuse amendments or any regulations thereunder adopted by the U.S. Department of Health and Human Services or any regulations adopted by any other federal or state agency or which results in overutilization of health care services by patients.

         4.9 NO MATERIAL FINANCIAL CHANGES. ProMedCo has not have suffered a material adverse change in its financial condition from the condition disclosed in the financial statements disclosed in the ProMedCo Financial Statements.

ARTICLE  5 COVENANTS OF PROMEDCO AND PROMEDCO-TEMPLE

         ProMedCo and ProMedCo-Temple hereby covenant and agree as follows:

         5.1 BEST EFFORTS TO SECURE CONSENTS. ProMedCo and ProMedCo-Temple shall use their best efforts to secure before the Closing all necessary consents and approvals needed to satisfy all the conditions precedent to the obligations of KDC hereunder.

         5.2 CORPORATE ACTION. ProMedCo and ProMedCo-Temple will take all necessary corporate and other action and use its best efforts to obtain all consents, approvals and amendments of agreements required of it to carry out the transactions contemplated by this Agreement and to satisfy the conditions specified herein.

         5.3 HANDLING OF DOCUMENTS. With respect to information provided by KDC pursuant to this Agreement prior to the Closing, ProMedCo and ProMedCo-Temple shall keep all such information confidential which is not in the public domain, except to the extent that such information (i) becomes generally available to the public other than as a result of a disclosure directly or indirectly by ProMedCo or ProMedCo-Temple, (ii) was known by ProMedCo or ProMedCo-Temple on a non- confidential basis prior to disclosure to ProMedCo or ProMedCo-Temple by KDC pursuant to this Agreement or (iii) becomes available to ProMedCo or ProMedCo-Temple on a non-confidential basis from a source (other than KDC) which is entitled to disclose the same, and to exercise the same care in handling such information as it would exercise with similar information of its own.

         5.4 NON-DISCLOSURE. ProMedCo and ProMedCo-Temple will keep confidential and not disclose to any third party any information relating to the business of KDC, whether acquired by ProMedCo or ProMedCo-Temple before or after the Closing Date, which KDC has not made generally available to the public.





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         5.5 BOARD VISITATION RIGHTS. Until such time as the physicians employed by KDCP constitute fewer than 10% of all physicians affiliated with entities associated with ProMedCo and its affiliates, ProMedCo shall accord the President of KDCP the right to attend all meetings of the ProMedCo Board of Directors (including timely notice thereof).

ARTICLE  6 COVENANTS OF KDC

         KDC hereby covenants and agrees as follows:

         6.1 ACCESS AND INFORMATION. Between the date of this Agreement and the Effective Date; KDC will: (i) provide to ProMedCo-Temple and its officers, attorneys, accountants and other representatives, during normal business hours, or otherwise if ProMedCo-Temple deems reasonably necessary, free and full access to all of the properties, assets, agreements, commitments, books, records, accounts, tax returns, and documents of KDC and permit them to make copies thereof; (ii) furnish ProMedCo-Temple and its representatives with all information concerning the business, properties and affairs of KDC as ProMedCo-Temple reasonably requests and certified by the officers, if requested;
(iii) cause the independent public accountants of KDC to make available to ProMedCo- Temple and its representatives all financial information relating to KDC requested, including all working papers pertaining to audits and reviews made heretofore by such auditors; (iv) furnish ProMedCo-Temple true and complete copies of all financial and operating statements of KDC; (v) permit access to customers and suppliers for consultation or verification of any information obtained by ProMedCo-Temple and use their best efforts to cause such customers and suppliers to cooperate with ProMedCo-Temple in such consultation and in verifying such information; and (vi) cause their employees, accountants and attorneys to make disclosure of all material facts known to them affecting the financial condition and business operations of KDC and to cooperate fully with any audit, review, investigation or examination made by ProMedCo-Temple and its representatives, including, without limitation, with respect to:

         (a)      The books and records of KDC;

         (b)      The reports of state and federal regulatory examinations;

         (c) Leases, contracts and commitments between the KDC and any other person;

         (d)      Physical examination of the Clinic Facility; and

         (e) Physical examination of the equipment and furnishings within the Clinic Facility.





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         6.2 CONDUCT OF BUSINESS. Between the date hereof and the Effective
Date, except as other wise expressly approved in writing by ProMedCo-Temple, KDC shall conduct its business only in the ordinary course thereof consistent with past practice and in such a manner that the representations and warranties contained in Article 3 of this Agreement shall be true and correct at and as of the Effective Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by KDC at the Closing shall have been satisfied. KDC will, consistent with conducting its business in accordance with reasonable business judgment, preserve the business of the KDC intact; use its reasonable best efforts to keep available to ProMedCo-Temple the services of the present employees of the KDC (except those dismissed for cause, those who voluntarily discontinue their employment and those whose termination is consented to by ProMedCo- Temple) and preserve for ProMedCo-Temple the goodwill of the suppliers, patients and others having business relations with the KDC.

         6.3 COMPLIANCE WITH AGREEMENT. KDC shall not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and shall do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement. KDC shall give ProMedCo-Temple prompt written notice of any change in any information contained in the representations and warranties made in Article 3 hereof and on the Exhibits referred to therein (provided, however, that such notice shall not limit ProMedCo-Temple's rights under ss. 8.1 hereof) and of any condition or event which constitutes a default of any covenant or agreement made in Article 6 or in any other section hereof.

         6.4 BEST EFFORTS TO SECURE CONSENTS. KDC shall take the necessary corporate and other action and shall use its reasonable best efforts to secure before the Closing Date all necessary consents and approvals required to carry out the transactions contemplated by the Agreement and to satisfy all other conditions precedent to the obligations of ProMedCo, ProMedCo-Temple and KDC.

         6.5 UNUSUAL EVENTS. Until the Closing Date, KDC shall supplement or amend all relevant Exhibits in the Exhibit Volume with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or de scribed in such Exhibits; provided, however, that for the purposes of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to amend or supplement any Exhibits or to prevent or cure any misrepresentation, breach of warranty or breach of covenant, unless agreed to in writing by ProMedCo-Temple.

     6.6 INTERIM FINANCIAL STATEMENTS. Within 30 days after the end of each calendar month subsequent to the date of this Agreement and prior to the Closing Date, KDC shall deliver to




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ProMedCo-Temple an unaudited balance sheet of KDC as of the end of such calendar month together with the related statement of operations. All such financial statements shall fairly present the financial position, results of operations and changes in financial periods indicated, in accordance with generally accepted accounting principles consistently applied except that note information may be omitted in such statements, and that such statements shall be subject to normal year-end audit adjustments, but only if such adjustments are of a normal, recurring type and are not material in the aggregate..

         6.7 DEPARTMENTAL VIOLATIONS. All notes or notices of violations of law or municipal ordi nances, orders or requirements noted in or issued by the departments of buildings, fire, labor, health, or any other state or municipal department having jurisdiction against or affecting the business, property or assets of KDC shall be complied with prior to the Closing Date. All such notes or notices, after the date hereof and prior to the Closing Date, shall be complied with by KDC prior to the Closing Date. Upon written request, KDC shall furnish ProMedCo-Temple with an authorization to make the necessary searches for such notes or notices.

         6.8 ASSESSMENTS. If, on the Closing Date, the business, property or assets of KDC are or will be subject to an assessment or assessments which are or may become payable in annual install ments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable, shall be paid and discharged by KDC prior to the Closing Date.

         6.9 INSURANCE RATINGS. KDC shall take all action reasonably requested by ProMedCo- Temple to enable it to succeed to the Workers' Compensation and Unemployment Insurance ratings, insurance policies, deposits and other interests of KDC and other ratings for insurance or other purposes established by KDC. ProMedCo-Temple shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

         6.10 MAINTAIN INSURANCE COVERAGE. From the date hereof until the Closing, KDC shall maintain and cause to be maintained in full force and effect the existing insurance on the Assets and the operations of KDC and shall provide, upon request by ProMedCo-Temple, evidence satisfactory to ProMedCo-Temple that such insurance continues to be in effect and that all premiums due have been paid.

         6.11 EXCLUSIVE DEALINGS. During the period from the date of this Agreement to the Closing Date, or until the earlier termination of this Agreement pursuant to Article 9, KDC shall refrain from taking any actions, directly or indirectly, to encourage, initiate, or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than ProMedCo-Temple, concerning the purchase of KDC or its assets, or any




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merger, joint venture or similar transaction involving KDC and will not enter into any such transaction.

         6.12 LIQUIDATION AND DISSOLUTION. As soon as practicable, and in any event within one year after the Closing, KDC shall dissolve and distribute all of its assets, including the ProMedCo Stock received at the Closing and the right to receive additional shares of ProMedCo Stock after the Closing, to its shareholders.

ARTICLE  7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF KDC

         All obligations of KDC which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by ProMedCo and ProMedCo-Temple at or prior to the Closing and to the fulfillment at, or prior to, the Closing, of each of the following conditions (unless expressly waived in writing by KDC at any time at or prior to the Closing):

         7.1 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties made by ProMedCo and ProMedCo-Temple contained in Article 4 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the date of Closing, and shall be true at and as of the date of Closing in all material respects; ProMedCo and ProMedCo-Temple shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by then prior to or at the Closing; and KDC shall have been furnished with a certificate of the President or any Vice President of ProMedCo and of ProMedCo-Temple, dated the Closing Date, in such officer's capacity, certifying to the truth of such representations and warranties as of the Closing and to the fulfillment of such covenants and conditions.

         7.2 OPINION OF COUNSEL. KDC shall have been furnished with an opinion dated the Closing Date of Boult, Cummings, Conners & Berry, PLC, counsel to ProMedCo and ProMedCo-Temple, in form and substance satisfactory to KDC, to the effect set forth as Appendix 7.2 attached hereto.

         7.3 AUTHORITY. All action required to be taken by or on the part of ProMedCo and ProMedCo-Temple to authorize the execution, delivery and performance of this Agreement by ProMedCo and ProMedCo-Temple and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of ProMedCo and ProMedCo- Temple.

     7.4 NO OBSTRUCTIVE PROCEEDING. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency,
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authority shall be subsisting against KDC, or the officers or directors of KDC, which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         7.5 DELIVERY OF CERTAIN CERTIFIED DOCUMENTS. At the Closing, ProMedCo-Temple shall deliver to KDC copies of the Articles of Incorporation of each of ProMedCo-Temple and ProMedCo certified (not more than 30 days prior to the Closing Date) by the appropriate governmental authorities, copies of resolutions of the Board of Directors of and ProMedCo-Temple, certified by the secretary or assistant secretary of ProMedCo-Temple approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and copies of resolutions of the Board of Directors of ProMedCo, certified by the secretary or assistant secretary of ProMedCo approving the issuance of the ProMedCo Stock and guaranty of this Agreement.

         7.6 PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated hereby and all certificates and documents delivered to KDC pursuant to this Agreement shall be satisfactory in form and substance to KDC and its counsel acting reasonably and in good faith.

         7.7 NO AGENCY PROCEEDINGS. There shall not be pending or, to the knowledge of ProMedCo or ProMedCo-Temple, threatened, any claim, suit, action or other proceeding brought by a governmental agency before any court or governmental agency, seeking to prohibit or restrain the transactions contemplated by this Agreement or material damages in connection therewith.

         7.8 NO MATERIAL ADVERSE CHANGE. ProMedCo shall not have suffered a material adverse change in its financial condition, assets, liabilities, operations, or business prospects represented in the ProMedCo Financial Statements delivered to KDC.

         7.9 EMPLOYEES. All employees of KDC desiring employment with ProMedCo-Temple shall be so employed at Closing on terms comparable to those of KDC; provided however, nothing herein shall preclude ProMedCo-Temple from exercising its rights toward such employee under the Service Agreement.

     7.10 CLOSING TRANSACTIONS. All the transactions described in ss. 2.9 shall have been consummated simultaneously with the Closing.





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ARTICLE  8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PROMEDCO AND
PROMEDCO-TEMPLE

         All obligations of ProMedCo and ProMedCo-Temple which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by KDC at or prior to the Closing and to the fulfillment at or prior to the Closing of each of the following conditions (unless expressly waived in writing by ProMedCo and ProMedCo-Temple at any time at or prior to the Closing):

         8.1 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of KDC contained in Article 3 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing, and shall be true at and as of the date of Closing in all material respects (without taking into account any disclosures made by KDC to ProMedCo and ProMedCo-Temple pursuant to ss. 6.5 hereof); KDC shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and ProMedCo and ProMedCo-Temple shall be furnished with a certificate of the President or any Vice President of KDC, dated the Closing Date, in such person's corporate capacity, certifying to the truth of such representations and warranties as of the time of the Closing and to the fulfillment of such covenants and conditions.

         8.2 NO OBSTRUCTIVE PROCEEDING. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against ProMedCo or ProMedCo-Temple or the officers or directors of ProMedCo or ProMedCo-Temple which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transaction contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         8.3 OPINION OF KDC COUNSEL. KDC shall have delivered to ProMedCo and ProMedCo- Temple at the Closing an opinion of Hilgers & Watkins, counsel to KDC, dated the Closing Date, in form and substance satisfactory to ProMedCo and ProMedCo-Temple, to the effect set forth as Appendix 8.3 attached hereto.

         8.4 POOLING LETTERS. At or prior to the Closing, ProMedCo shall have received letters from Arthur Anderson & Co. LLP in form and substance satisfactory to ProMedCo to the effect that the transactions contemplated by this Agreement and the Appendices hereto will constitute a "Pooling of Interests" under GAAP.





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     8.5  STOCKHOLDER  AGREEMENTS.  Each of the  shareholders  of KDC shall have executed and delivered a stockholder agreement in the form attached hereto as Appendix 8.5 (the "Stockholder Agreements").

         8.6 CONSENTS AND APPROVALS. Each of the parties to any agreement or instrument under which the transactions contemplated hereby would constitute or result in a default or acceleration of obligations shall have given such consent as may be necessary to permit the consummation of the transactions contemplated hereby without constituting or resulting in a default or acceleration under such agreement or instrument, and any consents required from any public or regulatory agency or organization having jurisdiction shall have been given. Also, ProMedCo-Temple shall have received releases, waivers of default and consents to assignment in form satisfactory to it from all parties to contracts and agreements to be assumed by ProMedCo-Temple hereunder.

         8.7 DISSENTING SHAREHOLDERS. Not more than 10% the stockholders of KDC shall have become Dissenting Stockholders within the meaning of the Texas Business Corporation Act, and each non-Dissenting Stockholder shall have entered into a Shareholder Physician Employment Agreement as contemplated in ss. 2.9 hereof.

         8.8 PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated hereby and all certificates and documents delivered to ProMedCo-Temple pursuant to this Agreement shall be satisfactory in form and substance to ProMedCo and ProMedCo- Temple and its counsel acting reasonably and in good faith.

         8.9 NO MATERIAL ADVERSE CHANGE. From the date of this Agreement until the Closing, the operations of KDC shall have been conducted in the ordinary course of business consistent with past practice and from the date of the KDC Financial Statements until the Closing no event shall have occurred or have been threatened which has or would have a material and adverse affect upon the financial condition, assets, liabilities, operations, prospects or business of KDC; and KDC shall have not sustained any loss or damage to their assets, whether or not insured, or union activity that affects materially and adversely its ability to conduct its business.

         8.10 DELIVERY OF CERTAIN DOCUMENTS. At the Closing, KDC shall have delivered to ProMedCo-Temple copies of the Articles of Incorporation of KDC certified (not more than 30 days prior to the Closing Date) by the appropriate governmental authorities and copies of resolutions of the stockholders of KDC and of the Board of Directors of KDC, certified by the secretary of KDC, approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.





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     8.11 CLOSING TRANSACTIONS.  All the transactions described in ss. 2.9 shall have been consummated simultaneously with the Closing.

ARTICLE  9  TERMINATION

     9.1 OPTIONAL TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Date, notwithstanding stockholder approval as follows:

         (a)      By the mutual consent of ProMedCo, ProMedCo-Temple and KDC; or

         (b) By KDC, if any of the conditions set forth in Article 7 shall not have met by September 20, 1996; provided that KDC shall not be entitled to terminate this Agreement pursuant to this ss. 9.1(b) if KDC's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

         (c)      By ProMedCo-Temple, if any of the conditions provided in
                  Article 8 hereof have not been met by September 20, 1996; provided that ProMedCo-Temple shall not be enti tled to terminate this Agreement pursuant to this ss. 9.1(c) if ProMedCo-Temple's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

Notwithstanding anything to the contrary set forth herein, the parties acknowledge and agree that the Exhibits referred to in Article 3 herein were not prepared or delivered to ProMedCo and ProMedCo- Temple prior to or contemporaneously with the execution of this Agreement. By ________, KDC shall deliver to ProMedCo and ProMedCo-Temple all the Exhibits referred to in Article 3, to be pre pared in accordance with Article 3 of this Agreement, and ProMedCo and ProMedCo-Temple may, at their discretion, within five days after its receipt of such Exhibits, terminate this Agreement by notice to KDC if any information contained in any of such Exhibits or any information obtained by ProMedCo and ProMedCo-Temple pursuant to ss. 6.3 of this Agreement shall establish that any rep resentation or warranty of KDC contained in Article 3 of this Agreement or any information pre viously furnished to ProMedCo and ProMedCo-Temple by KDC concerning KDC shall not be true and accurate in all material respects as of the date of the termination notice or in the opinion of ProMedCo and ProMedCo-Temple, any of such Exhibits shall disclose facts which shall be materially adverse concerning the financial condition, business or operations of KDC.

         9.2 NOTICE OF ABANDONMENT. In the event of such termination by either ProMedCo and ProMedCo-Temple or KDC pursuant to ss. 9.1 above, written notice shall forthwith be given to the other party hereto.

     9.3 MANDATORY TERMINATION. If the Closing has not occurred by September 30, 1996, this Agreement shall automatically terminate and no longer be of any force or effect.

         9.4 TERMINATION. In the event this Agreement is terminated as provided above, ProMedCo and ProMedCo-Temple shall deliver to KDC all documents (and copies thereof in their possession) concerning KDC and its Affiliates previously delivered by KDC to ProMedCo and ProMedCo- Temple; and none of the parties nor any of their respective partners, shareholders, directors, or officers shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages, or otherwise, except for any deliberate breach of any of the provisions of this Agreement.





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ARTICLE 10 INDEMNIFICATION

         10.1  GRANT OF INDEMNITY.

(a) KDC agrees to indemnify, defend and hold ProMedCo and ProMedCo-Temple and their Affiliates, and subsidiaries, and its and their respective employees, representa tives, officers and agents, harmless from and against any claims, losses, liability, obligations, lawsuits, deficiencies, damages or expense of whatever nature, whether known or unknown, accrued, absolute, contingent or otherwise including (without limitation) interest, penalties, attorneys' fees, costs of investigation and all amounts paid in defense or settlement of the foregoing, suffered or incurred by ProMedCo or ProMedCo-Temple as a result of the occurrence of any of the following: (i) the Assets were subject to any liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which are not being specifically assumed by ProMedCo- Temple hereunder or otherwise consented to by ProMedCo-Temple, including without limitation, liabilities for federal, state, local and other applicable taxes of every kind and description, whether or not said liabilities or obligations are disclosed in Exhibit 3.4; (ii) KDC did not have title to any of the Assets; (iii) a breach of any ----------- obligation, representation, warranty, covenant or agreement made by KDC in this Agreement or any agreement referred to herein or because any representation or warranty by KDC contained herein, in any document furnished or required to be furnished pursuant to this Agreement by KDC to ProMedCo or ProMedCo-Temple or any of their representatives, or any documents furnished to ProMedCo and ProMedCo-Temple in connection with the Closing hereunder, shall be false; (iv) any litigation arising out of or based upon events or operative facts occurring prior to the Closing Date, in connection with the Assets, whether or not disclosed in Exhibit 3.16; ------------ (v) any employee benefits, including pension or retirement benefits, and any severance payments to the employees of KDC which are or may be assessed as a result of the transactions contemplated by this Agreement, payable to or on behalf of the employees of KDC as of the Closing Date, or due through the consummation of this Agreement; (vi) unless otherwise specifically agreed in this Agreement, any and all claims, including legal, administrative or creditor claims or actions, in connection with the Assets or their sale or transfer hereunder, if any fact material to any such claim or cause of action pleaded or stated there occurred prior to or on the Closing Date; and (vii) costs and expenses (including reasonable attorneys' fees) incurred by ProMedCo and ProMedCo-Temple in connection with any demand, action, suit, proceeding, assessment or judgment incident to any of the foregoing.





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(b)  ProMedCo and  ProMedCo-Temple  agree to indemnify,  defend and hold KDC and its Affiliates, and subsidiaries, and its and their respective employees, representatives, officers and agents, harmless from and against any claims, losses, liability, obliga tions, lawsuits, deficiencies, damages or expense of whatever nature, whether known or unknown, accrued, absolute, contingent or otherwise including (without limitation) interest, penalties, attorneys' fees, costs of investigation and all amounts paid in defense or settlement of the foregoing, suffered or incurred by ProMedCo or ProMedCo-Temple as a result of the occurrence of any of the following: (i) a breach of any
     obligation,  representation,   warranty,  covenant  or  agreement  made  by
     ProMedCo and ProMedCo-Temple in this Agreement or any agreement referred to herein or because any representation or warranty by ProMedCo and ProMedCo-Temple contained herein, in any document furnished or required to be furnished pursuant to this Agreement by ProMedCo and ProMedCo-Temple to ProMedCo or ProMedCo-Temple or any of their representatives, or any documents furnished to KDC in connection with the Closing hereunder, shall be false; (ii) unless otherwise specifically agreed in this Agreement, any and all claims, including legal, administra tive or creditor claims or actions, in connection with the Assets or their sale or transfer hereunder, if any fact material to any such claim or cause of action pleaded or stated there occurred after the Closing Date; and (iii) costs and expenses (including reasonable attorneys' fees) incurred by KDC in connection with any demand, action, suit, proceeding, assessment or judgment incident to any of the foregoing.

         10.2  REPRESENTATION, COOPERATION AND SETTLEMENT.

(a) Any party entitled to indemnification hereunder (the "Indemnified Party") shall give prompt notice to the party obligated to indemnify it hereunder (the "Indemnifying Party") of any claim against Indemnified Party might give rise to a claim based on the indemnity contained in this Article 10, stating the nature and basis of the claim and the amount thereof.

(b) In the event any claim, action, suit or proceeding is brought against the Indemnified Party with respect to which the Indemnifying Party may have liability under the indemnity contained in this Article 10, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim, provided that the Indemnified Party shall not be required to permit the Indemnifying Party to assume the defense of any third party claim which if not first paid, discharged, or otherwise complied with would result in an interruption or cessation of the conduct of ProMedCo-Temple's business or any material part thereof. Failure by the Indemnifying Party to notify the Indemnified Party of its election to




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defend any such claim or action by a third party  within  thirty (30) days after notice thereof shall have been given by the Indemnified Party, shall be deemed a waiver of any such election. If the Indemnifying Party assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim shall include taking all steps reasonably necessary in the defense or settlement of such claim or litigation resulting in the defense or settlement of such claim or
     litigation  resulting   therefrom,   including  the  retention  of  counsel
     satisfactory to the Indemnified Party, and holding the Indemnified Party harmless from and against any and all damage resulting from, arising out of, or incurred with respect to any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom. The Indemnifying Party shall not, in the defense of such claim or litigation, consent to the entry of any judgment (other than a judgment of dismissal on the merits with costs) except with the written consent of the Indemnified Party nor enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect to such claim or litigation.

(c) If the Indemnifying Party shall not assume the defense of any such claim by a third party or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate. the Indemnifying Party shall, in accordance with the provisions hereof, promptly reimburse the Indemnified Party for the amount of any settlement reasonably entered into by the Indemnified Party and for all damage incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

         10.3 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude ProMedCo and ProMedCo-Temple from asserting any other rights or seeking any other remedies against KDC to which ProMedCo and ProMedCo-Temple are entitled by law.

ARTICLE 11 MISCELLANEOUS

         11.1 EXPENSES. All expenses of the preparation of this Agreement and of the transactions contemplated hereby, including, without limitation, counsel fees, accounting fees, investment adviser's fees and disbursements, shall be borne by the respective parties incurring such expense, whether or not such transactions are consummated.





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         11.2  EMPLOYEE TRANSITION.

(a) TERMINATION OF AFFECTED EMPLOYEES. Effective at the Closing Date, KDC shall terminate all Affected Employees who shall be given the option of becoming employees of ProMedCo-Temple on terms comparable to those in effect immediately prior to the Closing. "Affected Employees" shall mean non-medical employees of KDC on the Closing Date.

(b) INSURANCE AND BENEFIT PLANS. KDC shall satisfy, or cause its insurance carriers to satisfy, all claims for medical, health and hospital benefits, whether insured or otherwise (including, but not limited to, workers compensation, life insurance, medical and disability programs), under KDC's employee benefit plans brought by, or in respect of, Affected Employees and former employees of the KDC prior to the Closing Date, in accordance with the terms and conditions of such employee benefit plans or applicable workers compensation statutes without interruption as a result of the employment by ProMedCo-Temple of any such employees after the Closing Date.

(c) PAYROLL AND PAYROLL TAXES. KDC shall make a clean cut-off of payroll and payroll tax reporting with respect to the Affected Employees paying over to the federal, state and city governments those amounts respectively withheld or required to be withheld for periods ending prior to the Closing Date. KDC shall issue, by the date prescribed by IRS Regulations, Forms W-2 for wages paid to the Closing Date. ProMedCo-Temple shall be responsible for all payroll and payroll tax obligations accruing on and after the Closing Date for Affected Employees.

(d) TERMINATION BENEFITS. KDC shall be solely responsible for, and shall pay or cause to be paid, severance payments and other termination benefits, if any (not including state unemployment compensation), to Affected Employees who may become entitled to such benefits by reason of any events. If any action on the part of KDC prior to the Closing or the purchase by ProMedCo-Temple of the Assets of KDC pursuant to this Agreement or the transactions contemplated hereby, shall result in any liability or claim of liability for severance payments or termination benefits, or any liability, forfeiture, fine or other obligation by virtue of any state, federal or local law, such liability or claim of liability shall be the sole responsibility of KDC, and KDC shall indemnify and hold harmless ProMedCo-Temple for any losses resulting directly or indirectly from such liability or claim. ProMedCo-Temple shall be solely responsible for and shall pay or cause to be paid severance payments and other termination benefits, if any, to Affected Employees who may become entitled to such benefits by reason of events occurring after Closing. If any action on the part of ProMedCo- Temple after Closing shall result in any liability or claim of liability for severance payments or termination benefits, or any liability, forfeiture, fine or other obligation




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by   virtue of any  state,  federal  or local law,  such  liability  or claim of
     liability  shall  be  the  sole  responsibility  of  ProMedCo-Temple,   and
     ProMedCo-Temple shall indemnify and hold harmless KDC for any losses resulting directly or indirectly from such liability or claim.

(e) EMPLOYEE BENEFIT PLANS. ProMedCo-Temple and KDC shall take, or cause to be taken, such action as may be necessary or appropriate in order to establish ProMed Co-Temple as successor sponsor with all rights, assets, duties, liabilities and obligations as of the Closing Date under, or with respect to, the King's Daughters Clinics, P.A. Profit Sharing Plan (the "KDC Plan"). Except for funding KDC's payment of not more than $_______ relating to itsss.125 Plan contribution in 1996, neither ProMedCo nor ProMedCo-Temple shall assume any responsibility under any other employee benefit plan maintained by KDC.

KDC shall provide ProMedCo-Temple either prior to, or as soon as practical after, the Closing Date, with a list of the Employees who were participants in or otherwise entitled to benefits under the KDC Plan immediately prior to the Closing Date, together with a listing of each such Employee's term of service for eligibility and vesting purposes under the KDC Plan. KDC shall, as soon as practicable after the Closing Date, provide ProMedCo-Temple with such additional information as may be reasonably requested by ProMedCo-Temple and necessary in order for ProMedCo- Temple to administer effectively the KDC Plan.

Notwithstanding the foregoing, ProMedCo-Temple shall have the right to postpone the actions contemplated by this Section 11.2 to a date after the Closing Date.

         11.3 OCCASIONAL SALE. KDC, ProMedCo and ProMedCo-Temple believe that the transaction contemplated by this Agreement constitute the sale of an entire operating unit or a separate division or a separate identifiable segment of a division in accordance with the Texas Code, and, therefore, the sale of any and all items of tangible personal property to ProMedCo-Temple pursuant to this Agreement is exempt from any and all state and local sales and use tax. In the event the transactions contemplated by this Agreement do not qualify for such exemption or other applicable exemption and the State of Texas seeks to collect sale or use tax under the Texas Tax Code, ProMedCo-Temple shall be liable and responsible for any such tax. KDC shall cooperate with ProMedCo-Temple in connection with any audit of this transaction regarding the application of the sales tax law thereto.

         11.4  NON-ASSIGNABLE PROPERTY INTERESTS.

         (a) To the extent that any lease, contract, permit or other property interest which would otherwise constitute a part of the Assets is not capable of being assigned, transferred or subleased or if such assignment, transfer or sublease or attempted assignment,




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                  transfer or sublease would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, neither this Agreement nor the Closing shall constitute an assignment, transfer or sublease thereof, or an attempted assignment, transfer or sublease thereof.

         (b) To the extent that any lease, contract, permit or other property interest constituting a part of the Assets is not capable of being assigned, transferred or subleased, from and after the Closing Date, and to the extent reasonably possible, KDC shall make all benefits of such non-assignable interests available to ProMedCo-Temple at no charge, cost or expense to ProMedCo-Temple.

         11.5 COOPERATION BY PROMEDCO AND PROMEDCO-TEMPLE. In the event KDC is required to defend against any action, suit or proceeding arising out of a claim pertaining to the business or operations of KDC, ProMedCo and ProMedCo-Temple shall provide such assistance and cooperation, including, without limitation, witnesses and documentary or other evidence as may reasonably be requested by KDC in connection with its defense. KDC shall reimburse ProMedCo and ProMedCo-Temple for their reasonable out-of-pocket expenses incurred in providing such assistance and cooperation.

         11.6 COOPERATION BY KDC. In the event ProMedCo or ProMedCo-Temple is required to defend against any action, suit or proceeding arising out of a claim pertaining to a liability assumed by ProMedCo-Temple pursuant to this Agreement relating to the business or operations of KDC, KDC shall provide such assistance and cooperation, including without limitation, witnesses and documentary or other evidence, as may reasonably be requested by ProMedCo-Temple in connection with its defense. ProMedCo-Temple shall reimburse KDC for its reasonable out-of-pocket expenses incurred in providing such assistance.

         11.7 NOTICES. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail or registered mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid):


         To KDC:                 King's Daughters Clinics, P.A.
                                 1905 S.W. H. K. Dodgen Loop
                                 Temple, Texas 76302
                                 Attention: President





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         with a copy to:         David W. Hilgers
                                 Hilgers & Watkins, P.C.
                                 PO Box 2063
                                 Austin, TX 78768-2063

         To ProMedCo and
         ProMedCo-Temple:        ProMedCo, Inc.
                                 801 Cherry Street
                                 Suite 1450
                                 Fort Worth, TX 76102
                                 Attention: Chief Executive Officer

         with a copy to          John E. Gillmor
                                 Boult, Cummings, Conners & Berry, PLC
                                 414 Union Street, Suite 1600
                                 Nashville, TN 38219

or to such other address as either KDC or ProMedCo may designate by notice to the other.

         11.8 ENTIRE AGREEMENT. This Agreement and the Appendices, Exhibits, schedules and docu ments delivered pursuant hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understand ings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby.

         11.9 ALTERNATIVE DISPUTE RESOLUTION. Any dispute, disagreement, claim or controversy arising out of or related to this Agreement (a "Disputed Matter") may, at the option of either party hereto upon written notice to the other party, be submitted to non-binding mediation before a mutually acceptable neutral advisor. To the extent the neutral advisor is compensated, the parties shall each bear half the cost. Any Disputed Matter that is not resolved through mediation will be settled by binding arbitration in accordance with the rules of commercial arbitration of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within Bell County, Texas, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.

         11.10 GOVERNING LAW. THE VALIDITY AND CONSTRUCTION OF THIS AGREE MENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.





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         11.11 LEGAL FEES AND COSTS. In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

     11.12 TIME. Time is of the essence for purposes of each and every provision of this Agreement.

     11.13 SECTION HEADINGS. The Section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

         11.14 WAIVER. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

         11.15 NATURE AND SURVIVAL OF REPRESENTATIONS. All statements contained in any certificate delivered by or on behalf of any of the parties to this Agreement pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by the respective parties hereunder. The covenants, representations and warranties made by the parties each to the other in this Agreement or pursuant hereto shall survive the transactions contemplated hereby and any investigation made by ProMedCo or ProMedCo-Temple.

         11.16 EXHIBITS. All Exhibits, Appendices, schedules and documents referred to in or at tached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representation to which they are explicitly referenced.

         11.17 ASSIGNMENT. No party hereto shall assign this Agreement without first obtaining the written consent of the other party, except ProMedCo and ProMedCo-Temple shall have the right to assign this Agreement to an Affiliate or any institutional lender providing financing to ProMedCo and its subsidiaries.

         11.18 BINDING ON SUCCESSORS AND ASSIGNS. Subject to ss. 11.17, this Agreement shall inure to the benefit of and bind the respective heirs, administrators, successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.





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         11.19 PARTIES IN INTEREST. Nothing in this Agreement is intended to confer any right on any person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to modify or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

         11.20 AMENDMENTS. This Agreement may be amended, but only in writing, signed by the parties hereto, at any time prior to the Closing, before or after approval hereof by the stockholders of KDC, with respect to any of the terms contained herein, but after such stockholder approval, no amendment shall be made which reduces the consideration per share paid each such stockholder without the further approval of such stockholders.

         11.21 DRAFTING PARTY. The provisions of this Agreement, and the documents and instruments referred to herein, have been examined, negotiated, drafted and revised by counsel for each party hereto and no implication shall be drawn nor made against any party hereto by virtue of the drafting of this Agreement.

         11.22 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

         11.23 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including without limitation, consents, waivers and modifications which may hereafter be executed, the Exhibits and documents delivered at the Closing, and financial statements, certificates and other information previously or hereafter furnished to ProMedCo-Temple may be reproduced by ProMedCo-Temple by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and ProMedCo-Temple may destroy any original documents so reproduced. KDC agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by ProMedCo-Temple in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.






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         11.24 PRESS RELEASES. Except as required by law, KDC shall not make any press releases or other public announcements relating to this Agreement or the transactions contemplated hereby without the prior written consent of ProMedCo-Temple.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

         PROMEDCO, INC.



         By
         Its
         Name

         PROMEDCO OF TEMPLE, INC.



         By
         Its
         Name

         KING'S DAUGHTERS CLINICS, P.A.



         By
         Its
         Name




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                         UNANIMOUS CONSENT OF DIRECTORS

         The undersigned constituting all of the directors of King's Daughters Clinics, P.A., a Texas corporation (the "Company"), hereby unanimously (i) consent to, and approve, the foregoing Plan and Agreement for Reorganization and the various Appendices and Exhibits thereto (collectively the "Agreement") and to the transactions contemplated thereby; (ii) ratify the actions of officers of the Company in negotiating, executing and delivering the Agreement; (iii) recommend that the shareholders of the Company authorize the sale of substantially all of the assets of the Company pursuant to the Agreement and
(iv) contingent upon authorization of such sale by the shareholders of the Company, authorize the officers of the Company to carry into effect the transactions contemplated by the Agreement, including the taking of any action and the delivery of any document reasonably in furtherance thereof.




Jon Dula, M.D.



Todd Gordon, M.D.



Gopal Guttikonda, M.D.



Larry Orrick, M.D.



Herman Poteet, Jr., M.D.



Victor Schulze, III, M.D.



Richard Tay, M.D.







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Shareholder                                          Shareholder's Spouse



                        UNANIMOUS CONSENT OF SHAREHOLDERS

         The undersigned constituting all of the shareholders of King's Daughters Clinics, P.A., a Texas corporation (the "Company"), hereby unanimously authorize the sale of substantially all of the assets of the Company pursuant to the foregoing Plan and Agreement for Reorganization and the various Appendices and Exhibits thereto.

         EFFECTIVE as of the latest date set forth below.

Shareholder                                          Shareholder's Spouse


William Bean, M.D.
Date:



Ellis Brown, M.D.
Date:



John Ditzler, M.D.
Date:



Jon Dula, M.D.
Date:



James Finch, M.D.
Date:






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Shareholder                                          Shareholder's Spouse




Todd Gorden, M.D.
Date:



Gopal Guttickonda, M.D.
Date:



Ronald Guy, M.D.
Date:



Gene Hardin, M.D.
Date:



Bill Hardin, M.D.
Date:



Donald Hopkins, D.O.
Date:



Jeffrey Hoover, M.D.
Date:






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Shareholder                                          Shareholder's Spouse




Chris Hunter, M.D.
Date:



James Kliewer, M.D.
Date:



Rober Kylberg, M.D.
Date:



Douglas Kyle, M.D.
Date:



William Long, M.D.
Date:



Henry Mayer, Jr., M.D.
Date:



Edward McCaffrey, D.P.M.
Date:






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Shareholder                                          Shareholder's Spouse




Dewayne Nash, M.D.
Date:



Larry Orrick, M.D.
Date:



Herman Poteet, Jr., M.D.
Date:



Victor Schulze, III, M.D.
Date:



John Shelby, M.D.
Date:



Murphy Talley, M.D.
Date:



Richard Tay, M.D.
Date:






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Shareholder                                          Shareholder's Spouse




Ralph Wallace, M.D.
Date:



Dave Webster, D.O.
Date:



Mark Wilson, M.D.
Date:



Richard Winkler, M.D.
Date:



James Wood, M.D.
Date:


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                                                      -54-

                               LIST OF APPENDICES

NUMBER                     DESCRIPTION

2.2     Form of Undertaking
2.3     List of Excluded Assets
2.9A    Service Agreement
2.9B    Form of Shareholder Physician Employment Agreement
2.9C    Form of Non-Shareholder Physician Employment Agreement
2.9E    Properties to be leased from Temple
7.2     Form of opinion of ProMedCo-Temple's counsel to be delivered at the Closing
8.3     Form of opinion of KDC's counsel to be delivered at the Closing
8.5     Form of Stockholder Agreement





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                                LIST OF EXHIBITS

NUMBER                     DESCRIPTION

3.1A              List of States in which KDC is qualified to do business
3.1B              Copies of KDC's Articles of Incorporation and Bylaws
3.2               KDC Voting Agreements
3.3               Subsidiaries of KDC
3.4               KDC Financial Statements
3.6               Exceptions to Absence of Recent Changes Representation
3.7A              Recent UCC report on KDC's Assets
3.7B              Security Interests to be Assumed by ProMedCo-Temple
3.8               Contracts
3.9               List of Burdensome Agreements
3.10              Related party transactions
3.11              Exceptions to No Default Representation
3.15              Permits and licenses
3.16              Litigation
3.21              Environmental Matters
3.22              List of Employee Benefit Plans
3.23              List of Employee Benefit Plans not qualified underss.401(a)
                  of the Internal Revenue Code
3.24A             List of highly compensated employees
3.24B             Description of Employee Benefits
3.25A             List of Insurance coverages and bonds
3.25B             Description denials of coverage
3.25C             Claims History





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                                  APPENDIX 2.2

                               FORM OF UNDERTAKING







                                   UNDERTAKING


     Undertaking dated as of September 18, 1996 ("Undertaking") by ProMedCo of Temple, Inc., a Delaware corporation ("ProMedCo-Temple"), in favor of King's Daughters Clinics, P.A. ("KDC").

         RECITAL:

         By a Plan and Agreement for Reorganization dated as of September 13, 1996 (the "Acquisition Agreement") between KDC and ProMedCo-Temple, KDC agreed to sell, convey, transfer and deliver to ProMedCo-Temple at the Closing under the Agreement, certain assets (the "Assets") of Target in consideration for the payment by ProMedCo-Temple to KDC of the purchase price of the Assets and delivery by ProMedCo-Temple to KDC of an undertaking of the character described below. For the purpose of consummating such Closing, KDC has delivered to ProMedCo- Temple various instruments and has taken other actions to effect such sale, conveyance, transfer and delivery, and ProMedCo-Temple has delivered to KDC the documents required by the Agreement to be so delivered at the Closing. To complete the action required of ProMedCo-Temple by the Agreement as full consideration for such sale, conveyance, transfer and delivery, ProMedCo-Temple hereby undertakes and agrees as follows:

         12. ProMedCo-Temple hereby assumes and agrees to pay, perform and discharge the liabilities and obligations of KDC relating to the Assets described in Schedule 1 hereto, except for liabilities or obligations arising out of any breach of any such obligations by KDC.

         13. ProMedCo-Temple assumes and agrees to discharge only the obligations of KDC set forth in Section 1 above, and no others. Without limiting the generality of the foregoing, ProMedCo- Temple specifically does not assume any of the following obligations or liabilities of the KDC:

         (a)   any other liabilities reflected in the KDC Financial Statements;





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         (b)      any litigation or other claims involving incidents or courses of conduct prior to the date hereof including, without limitation, any litigation described in Exhibit 3.16 to the Agreement;

         (c) any unfunded liability existing on the date hereof under any pension plan of KDC.

         14. This Undertaking shall inure to the benefit of KDC, its successors and assigns. The terms defined in the Agreement, unless otherwise defined herein or unless the context otherwise requires, shall have the same defined meanings herein. The sole purpose hereof is to relieve KDC of certain obligations and not to create third party beneficiary rights. Therefore, this Agreement may be modified by a writing signed by the KDC and ProMedCo-Temple without the consent of any third party.

         15. This Undertaking, particularly Section 1 hereof, is not intended to and does not waive, compromise or in any other manner lessen the rights of ProMedCo-Temple under the Agreement relating to the representations and warranties of KDC and its obligations thereunder to indemnify ProMedCo-Temple thereunder against various liabilities.

         16. Capitalized terms not otherwise defined in this Undertaking shall have the meanings ascribed thereto in the Acquisition Agreement.

         IN WITNESS WHEREOF, ProMedCo-Temple has caused this Undertaking to be signed in several counterparts (each of which shall constitute an original hereof) by its duly authorized officer as of the date first above written.

                                        PROMEDCO OF TEMPLE, INC.



                                        By
                                        Its
                                        Name





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                                    GUARANTY

         ProMedCo, Inc., a Texas corporation ("ProMedCo") which is the sole shareholder of ProMedCo of Temple, Inc., a Delaware corporation
("ProMedCo-Temple"), hereby guarantees the performance of ProMedCo-Temple under the above Undertaking.

                  PROMEDCO, INC.



                  By
                  Its
                  Name




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                                   SCHEDULE 1

                                 TO UNDERTAKING


     1. The Assumed Balance Sheet Liabilities as defined in ss. 2.4(b) of the Acquisition Agreement.

     2. The contracts and equipment leases of KDC listed in Exhibit 3.8 to the Acquisition Agreement.







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                                  APPENDIX 2.3

                                 EXCLUDED ASSETS


         The ownership interests in the Affiliates of KDC listed in Exhibit 3.3 of the Exhibit Volume.





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                                  APPENDIX 2.9A

                            FORM OF SERVICE AGREEMENT





--------------------------------------------------------------------------------


                                SERVICE AGREEMENT

--------------------------------------------------------------------------------



                            PROMEDCO OF TEMPLE, INC.

                                       AND

                      PHYSICIANS OF KING'S DAUGHTERS, P.A.


--------------------------------------------------------------------------------








--------------------------------------------------------------------------------


                           EFFECTIVE SEPTEMBER 1, 1996

--------------------------------------------------------------------------------





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                                TABLE OF CONTENTS


         1.  RESPONSIBILITIES OF THE PARTIES.................................1
                  1.1  General Responsibilities of the Parties...............1
                  1.2  KDCP's Matters........................................1
                  1.3  Patient Referrals.....................................1

         2.  POLICY COUNCIL..................................................1
                  2.1  Formation and Operation of the Policy Council.........1
                  2.2  Duties and Responsibilities of the Policy Council.....2

         3.  OBLIGATIONS OF PROMEDCO-TEMPLE..................................3
                  3.1  Management and Administration.........................4
                  3.2  Administrator.........................................8
                  3.3  Expansion of Clinic...................................8
                  3.4  Events Excusing Performance...........................8
                  3.5  Compliance With Applicable Laws.......................8
                  3.6  Capital Needs.........................................8

         4.  OBLIGATIONS OF KDCP.............................................8
                  4.1  Professional Services.................................8
                  4.2  Employment Of Physician Employees.....................9
                  4.3  Non-Clinic Expenses...................................9
                  4.4  Medical Practice......................................9
                  4.5  Professional Insurance Eligibility....................9
                  4.6  Employment Of Non-Physician Employees.................9
                  4.7  Events Excusing Performance...........................9
                  4.8  Compliance With Applicable Laws......................10
                  4.9  Restrictions on Use of Clinic Facility...............10
                  4.10  KDCP Employee Benefit Plans.........................10
                  4.11  Physician Powers of Attorney........................11
                  4.12  Spokesperson........................................11

         5.  RECORDS........................................................11
                  5.1  Patient Records......................................11
                  5.2  Other Records........................................11
                  5.3  Access to Records....................................11

         6.  FACILITIES TO BE PROVIDED BY PROMEDCO-TEMPLE...................11
                  6.1  Facilities...........................................11




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                  6.2  Use of Facilities....................................12

         7.  FINANCIAL ARRANGEMENTS.........................................12

         7.1  Payments to KDCP and ProMedCo-Temple..........................12
                  7.2  Distribution.........................................12
                  7.3  Clinic Expenses......................................12
                  7.4  Accounts Receivables.................................12

         8.  INSURANCE AND INDEMNITY........................................13
                  8.1  Insurance to Be Maintained by ProMedCo-Temple........13
                  8.2  Insurance to be Maintained by KDCP...................13
                  8.3  Tail Insurance Coverage..............................13
                  8.4  Additional Insured...................................14
                  8.5  Indemnification......................................14

         9.   RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES..................14
                  9.1  Restrictive Covenants by KDCP........................14
                  9.2  Restrictive Covenants By Medical Professionals.......14
                  9.3  Physician Shareholder and Physician
                       Employee Liquidated Damages..........................15
                  9.4  Enforcement..........................................16
                  9.5  Termination of Restrictive Covenants.................16

         10.  TERM..........................................................16
                  10.1  Term and Renewal....................................16
                  10.2  Termination by KDCP.................................17
                  10.3  Termination by ProMedCo-Temple......................18
                  10.4  Actions After Termination...........................18

         11.  DEFINITIONS...................................................20
                  11.1  Adjustments ........................................20
                  11.2  Clinic .............................................20
                  11.3  Clinic Expenses ....................................20
                  11.4  Clinic Expenses shall not include...................22
                  11.5  Clinic Facility ....................................22
                  11.6  Distribution Funds .................................23
                  11.7  Effective Date .....................................23
                  11.9  KDCP Employees .....................................23
                  11.10  Medical Professional ..............................23




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                  11.11  Net Clinic Revenues ...............................23
                  11.12  Opening Balance Sheet .............................23
                  11.13  Physician Employees ...............................23
                  11.14  Physician Extenders ...............................23
                  11.15  Physician Shareholders ............................23
                  11.16  Plan and Agreement for Reorganization .............24
                  11.17  ProMedCo...........................................24
                  11.18  ProMedCo IPO Date..................................24
                  11.19  ProMedCo IPO Price.................................24
                  11.20  ProMedCo-Temple Distribution ......................24
                  11.21  Risk Pool Surpluses ...............................24
                  11.22  Technical Employees ...............................24

         12.  GENERAL PROVISIONS............................................24
                  12.1  Independent Contractor..............................24
                  12.2  Other Contractual Arrangement.......................25
                  12.3  Proprietary Property................................26
                  12.4  Cooperation.........................................26
                  12.5  Licenses, Permits and Certificates..................26
                  12.6  Compliance with Rules, Regulations and Laws.........26
                  12.7  Generally Accepted Accounting Principles (GAAP).....27
                  12.8  Notices.............................................27
                  12.9  Attorneys' Fees.....................................27
                  12.10  Severability.......................................27
                  12.11  Arbitration........................................27
                  12.12  Construction of Agreement..........................27
                  12.13  Assignment and Delegation..........................28
                  12.14  Confidentiality....................................28
                  12.15  Waiver.............................................28
                  12.16  Headings...........................................28
                  12.17  No Third Party Beneficiaries.......................28
                  12.18  Time is of the Essence.............................28
                  12.19  Modifications of Agreement for
                         Prospective Legal Events...........................28
                  12.20  No Right of Off-Set................................29
                  12.21  Whole Agreement....................................29







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                                SERVICE AGREEMENT

         Service Agreement ("Agreement") dated September 18, 1996, between ProMedCo of Temple, Inc., a Delaware corporation ("ProMedCo-Temple"), and Physicians of King's Daughters, P.A., a Texas professional association ("KDCP").

RECITALS:

         Subject to the terms and conditions hereof, KDCP desires to engage ProMedCo-Temple to provide to KDCP management services, facilities, personnel, equipment and supplies necessary to operate the Clinic (as defined herein) and ProMedCo-Temple desires to accept such engagement.

         The parties agree as follows:

1.  RESPONSIBILITIES OF THE PARTIES

         1.1 GENERAL RESPONSIBILITIES OF THE PARTIES. ProMedCo-Temple shall provide KDCP with offices, facilities, equipment, supplies, non-professional support personnel, and management and financial advisory services. ProMedCo-Temple shall neither exercise control over nor interfere with the physician-patient relationship, which shall be maintained strictly between the physicians of KDCP and their patients.

         1.2 KDCP'S MATTERS. KDCP shall maintain sole discretion and authority over the financial matters relative to its corporate existence. It shall set compensation levels for KDCP Employees. KDCP will also be responsible for all other matters pertaining to the operation of KDCP.

         1.3 PATIENT REFERRALS. The parties agree that the benefits to KDCP do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by ProMedCo-Temple to any of KDCP's patients in any facility or laboratory controlled, managed or operated by ProMedCo-Temple.

2.  POLICY COUNCIL

         2.1 FORMATION AND OPERATION OF THE POLICY COUNCIL. A Policy Council will be established which shall be responsible for the major policies which will serve as the basis for operations of the Clinic. The Policy Council shall consist of six members. ProMedCo-Temple shall designate, at its sole discretion, three members of the Policy Council. Members of the Policy Council designated by ProMedCo-Temple and/or KDCP shall be entitled to attend and vote by proxy at any meetings of the Policy Council so long as at least one such representative is present in person. KDCP at its sole discretion shall designate three members. Except as may otherwise be provided, the act of a majority of the six members of the Policy Council shall be the act of the Policy Council.




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         2.2 DUTIES AND RESPONSIBILITIES OF THE POLICY COUNCIL. During the term of this Agreement, the Policy Council shall have the following duties and responsibilities.

(a) ANNUAL BUDGETS. All annual capital and operating budgets prepared by ProMedCo- Temple, as set forth in Section 3 and employing ProMedCo-Temple's financial expertise, shall be subject to the review and approval of the Policy Council, provided; however, ProMedCo-Temple shall have final approval of any capital expenditure required by ProMedCo-Temple.

(b)  ADMINISTRATOR. The selection and retention of the Administrator pursuant to
     Section 3.1 shall be subject to the reasonable approval of the Policy Council. If KDCP is dissatisfied with the services provided by the Administrator, KDCP shall refer the matter to the Policy Council. ProMedCo-Temple and Policy Council shall in good faith determine whether the performance of the Administrator could be brought to acceptable levels through counsel and assistance, or whether the Administrator should be terminated. ProMedCo-Temple shall have the ultimate authority to terminate the Administrator.

(c) ADVERTISING. All advertising, marketing, and public relations shall be subject to the prior review and approval of the Policy Council, in compliance with applicable laws and regulations governing professional advertising and in accordance with the standards and medical ethics of the American Medical Association and the Texas Medical Association.

(d) ANCILLARY SERVICES. The Policy Council shall approve Clinic provided ancillary services based upon the pricing, access to and quality of such services.

(e) CAPITAL IMPROVEMENTS AND EXPANSION. The Policy Council shall determine the priority for any renovation, expansion plans and major equipment expenditures with respect to the Clinic based upon economic feasibility, physician support, productivity and market conditions. Any capital expenditure in excess of $20,000 shall require the approval of the Policy Council; all others may be made by ProMedCo-Temple at its discretion in the exercise of prudent business judgement..

(f) EXCEPTIONS TO INCLUSION IN THE NET REVENUE CALCULATION. The exclusion of any revenue from Net Clinic Revenues, whether now or in the future, shall be subject to the approval of the Policy Council.

(g) GRIEVANCE ISSUES. Subject to the provisions of Section 1.2 of this Agreement, the Policy Council shall consider and make final decisions regarding grievances pertaining




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     to matters not specifically addressed in this Agreement as referred to it by KDCP's Board or ProMedCo-Temple.

(h) PATIENT FEES. In consultation with KDCP and ProMedCo-Temple, the Policy Council shall review and adopt the fee schedule for all physician and ancillary services rendered by the Clinic.

(i) PHYSICIAN HIRING. The Policy Council, with information and analysis provided by ProMedCo-Temple, shall determine the number and type of physicians required for the efficient operation of the Clinic and KDCP shall determine the individual physicians to be hired to fill such positions. The approval of ProMedCo-Temple shall be required for any variations to the restrictive covenants in any physician employ ment contract.

(j) PROVIDER AND PAYOR RELATIONSHIPS. The Policy Council shall make the decisions regarding the establishment and maintenance of relationships with institutional health care providers and payors. The Policy Council shall be responsible for approving the allocation of capitation risk pools between the professional and institutional components of these pools to the extent applicable under a payor agreement. ProMedCo-Temple and KDCP may choose to use actuarial data from a nationally recognized actuarial firm as agreed to by both parties, for the purposes of allocating capitation funds, for those professional services provided directly by KDCP.

(k)  STRATEGIC   PLANNING.   The  Policy   Council,   with  the   assistance  of
     ProMedCo-Temple, shall develop long-term strategic planning objectives.

3.  OBLIGATIONS OF PROMEDCO-TEMPLE

         During the term of this Agreement, ProMedCo-Temple shall provide or arrange for the services set forth in this Section 3, the cost of all of which shall be included in Clinic Expenses. ProMedCo-Temple is hereby expressly authorized to perform its services in whatever manner it deems reasonably appropriate, in accordance with policies approved by the Policy Council, and including without limitation, performance of some functions at locations other than the Clinic Facility. KDCP will not act in a manner which would prevent ProMedCo-Temple from efficiently managing the Clinic Facility operations in a businesslike manner. KDCP, through KDCP Employees, will provide all medical services. ProMedCo-Temple will have no authority, directly or indirectly, to perform, and will not perform, any medical function. ProMedCo-Temple may, however, advise KDCP as to the relationship between its performance of medical functions and the overall administrative and business functioning of the Clinic.





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         3.1 MANAGEMENT AND ADMINISTRATION. During the term of this Agreement,
KDCP hereby appoints ProMedCo-Temple as the sole and exclusive manager and administrator of all non-medical functions and services related to KDCP's services at the Clinic. KDCP shall perform all medical services, and ProMedCo-Temple shall have no authority, directly or indirectly, to perform, and will not perform, any medical function. Without limiting the generality of the foregoing, ProMedCo- Temple shall provide the following administrative, management and marketing services as may be required in conjunction with KDCP's services at the Clinic. ProMedCo-Temple shall hire and supervise an Administrator, subject to the reasonable approval of the Policy Council, to manage and administer all of the day-to-day business functions of ProMedCo-Temple, including without limitation:

                  3.1.1 ANNUAL BUDGETS. Financial planning and preparation of annual budgets. Annually and at least 30 days prior to the commencement of each fiscal year, ProMedCo- Temple shall prepare and deliver to KDCP capital and operating budgets reflecting in reasonable detail anticipated revenues and expenses, sources and uses of capital to maintain and enhance KDCP's medical practice and Clinic services.

                  3.1.2 FINANCIAL STATEMENTS. ProMedCo-Temple shall prepare monthly and fiscal year unaudited financial statements containing a balance sheet and a statement of income for Clinic operations, which shall be delivered to KDCP within thirty (30) days after the close of each calendar month. The fiscal year statement shall be reviewed by a certified public accountant as selected by ProMedCo-Temple in connection with the audit of the financial statements of ProMedCo. If KDCP desires an audit in addition to the audit provided by ProMedCo-Temple, such an audit would be at KDCP's expense.

                  3.1.3 NON-PROFESSIONAL PERSONNEL. ProMedCo-Temple will provide all personnel reasonably necessary for the conduct of Clinic operations with the exception of Physician Extenders and Technical Employees. ProMedCo-Temple shall determine and cause to be paid the salaries, fringe benefits and any sums for income taxes, unemployment insurance, social security taxes or any other withholding amounts required by applicable law or governmental authority, of all such personnel. Such personnel shall be under the direction, supervision and control of ProMedCo-Temple, with those personnel performing patient care services subject to the professional supervision of KDCP. If KDCP is dissatisfied with the services of any person, KDCP shall consult with ProMedCo-Temple. ProMedCo-Temple shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be terminated. All of ProMedCo-Temple's obligations regarding staff shall be governed by the overriding principle and goal of providing high quality medical care. At ProMedCo-Temple's option some or all of the non-physician personnel may be carried on the books of KDCP as




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         KDCP's employees in which event the costs associated with such employees will be a Clinic Expense.

                  3.1.4 QUALITY ASSURANCE. ProMedCo-Temple will assist KDCP in fulfilling its obligation to its patients to maintain high quality medical and professional services, including patient satisfaction programs, employee education, outcomes analysis, clinical protocol development and to implement a risk management program.

                  3.1.5 FACILITIES AND EQUIPMENT. ProMedCo-Temple will ensure the proper cleanliness of the premises, maintenance and cleanliness of the equipment, furniture and furnishings located on the premises.

                  3.1.6 INVENTORY CONTROL AND PURCHASING SUPPLIES. ProMedCo-Temple shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials which ProMedCo-Temple shall deem to be necessary in the operation of the Clinic, to deliver quality Clinic services in a cost effective manner.

                  3.1.7 MANAGED CARE CONTRACTING. ProMedCo-Temple will be responsible for marketing, negotiation, and administering all managed care contracts, subject to the provisions of Section 2.2(j); provided, however, no contract or arrangement regarding the provision of clinical services shall be entered into without KDCP's consent.

                  3.1.8 BILLING AND COLLECTIONS. ProMedCo-Temple shall bill patients and collect all fees for services performed inside or outside the Clinic Facility or arrange for such billing and collection. KDCP hereby appoints ProMedCo-Temple, for the term hereof, to be its true and lawful attorney-in-fact for the following purposes (i) to bill patients in KDCP's name and on its behalf, (ii) to collect accounts receivable resulting from such billing in KDCP's name and on its behalf, (iii) to receive payments from Blue Cross and Blue Shield, Medicare, Medicaid, payments from health plans, and all other third party payors; (iv) to receive the cash proceeds of any accounts receivable; (v) to take possession of and endorse in the name of KDCP (and/or in the name of an individual physician, such payment intended for purpose of payment of a physician's bill) any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable; and (vi) in accordance with policies adopted by the Policy Council, to initiate legal proceedings in the name of KDCP to collect any accounts and monies owed to the Clinic, to enforce the rights of KDCP as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors. All adjustments made for uncollectible accounts, professional courtesies and other activities that do not generate a collectible fee shall be done in a reasonable and consistent manner acceptable to ProMedCo-Temple's independent certified public accountants.




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                  3.1.9 DEPOSIT OF NET CLINIC REVENUES. During the term of this
         Agreement, all Net Clinic Revenues collected resulting from the operations of the Clinic shall be deposited directly into a bank account of which KDCP shall be the owner ("Account"). ProMedCo- Temple and KDCP shall maintain their accounting records in such a way as to clearly segregate Net Clinic Revenues from other funds of ProMedCo-Temple or KDCP. KDCP hereby appoints ProMedCo-Temple as its true and lawful attorney-in-fact to deposit in the Account all revenues collected. KDCP covenants, and shall cause all KDCP Employees to covenant, to forward any payments received with respect to Net Clinic Revenues for services provided by KDCP and KDCP Employees to ProMedCo-Temple for deposit. ProMedCo- Temple shall have the right to withdraw funds from the Account and all owners of the Account shall execute a revocable standing transfer order ("Transfer Order") under which the bank maintaining the Account shall periodically transfer the entire balance of the Account to a separate bank account owned solely by ProMedCo-Temple ("ProMedCo-Temple Account"). KDCP and ProMedCo-Temple hereby agree to execute from time to time such documents and instructions as shall be required by the bank maintaining the Account and mutually agreed upon to effectuate the foregoing provisions and to extend or amend such documents and instructions. Any action by KDCP that interferes with the operation of this Section, including, but not limited to, any failure to deposit or allow ProMedCo-Temple to deposit any Net Clinic Revenues into the Account, any withdrawal of any funds from the Account not authorized by the express terms of this Agreement, or any revocation of or attempt to revoke the Transfer Order (otherwise than upon expiration or termination of this Agreement), will constitute a breach of this Agreement and will entitle ProMedCo-Temple, in addition to any other remedies that it may have at law or in equity, to seek a court ordered assignment of the following rights:

                  (a) To collect accounts receivable resulting from the provision of services to patients of KDCP and the KDCP Employees;

                  (b) To receive payments from patients, third party payor plans, insurance companies, Medicare, Medicaid and all other payors with respect to services rendered by KDCP and its KDCP Employees;

                  (c) To take possession of and endorse any notes, checks, money orders, insurance payments and any other instruments received as payment of such accounts receivable; and

                  (d)      To collect all revenues of the Clinic.





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                  3.1.10   MANAGEMENT INFORMATION SYSTEMS/COMPUTER SYSTEMS.
         ProMedCo-Temple shall supervise and provide information systems that are necessary and appropriate for the operation of the Clinic.

                  3.1.11 LEGAL AND ACCOUNTING SERVICES. ProMedCo-Temple shall arrange for or render to KDCP such business and financial management consultation and advice as may be reasonably required or requested by KDCP and directly related to the operations of the Clinic. ProMedCo-Temple shall not be responsible for rendering any legal or tax advice or services or personal financial services to KDCP or any employee or agent of KDCP.

                  3.1.12 NEGOTIATION AND PAYMENT OF PREMIUMS FOR ALL INSURANCE PRODUCTS HELD BY KDCP. ProMedCo-Temple shall negotiate for and cause premiums to be paid with respect to the insurance provided for in
         Section 8. Premiums and deductibles with respect to such policies shall be a Clinic Expense.

                  3.1.13 PHYSICIAN RECRUITING. ProMedCo-Temple shall assist KDCP in recruiting additional physicians, carrying out such administrative functions as may be appropriate such as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, KDCP shall interview and make the ultimate decision as to the suitability of any physician to become associated with the Clinic. All physicians recruited by ProMedCo-Temple and accepted by KDCP shall be the sole employees of KDCP to the extent such physicians are hired as employees. Any expenses incurred in the recruitment of physicians, including, but not limited to, employment agency fees, relocation and interviewing expenses shall be Clinic Expenses approved by the Policy Council.

                  3.1.14 SUPERVISION OF ANCILLARY SERVICES. ProMedCo-Temple shall operate and supervise such ancillary services as approved by the Policy Council.

                  3.1.15 STRATEGIC PLANNING ASSISTANCE. ProMedCo-Temple shall assist with and implement the strategic plan as approved by the Policy Council.

                  3.1.16 ADVERTISING AND PUBLIC RELATIONS. From time to time ProMedCo-Temple shall recommend to the Policy Council various advertising and public relations initiatives which shall not be implemented without Policy Council approval.

                  3.1.17 FILES AND RECORDS. ProMedCo-Temple shall supervise and maintain custody of all files and records relating to the operation of the Clinic, including but not limited to accounting, billing, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of KDCP and shall be located at Clinic facilities so that they are readily accessible for patient care. The management of all files and records




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         shall comply with applicable state and federal statutes.
         ProMedCo-Temple shall use its reasonable efforts to preserve the confidentiality of patients' medical records and use information contained in such records only for the limited purpose necessary to perform the services set forth herein, provided, however, in no event shall a breach of said confidentiality be deemed a default under this Agreement.

     3.2 ADMINISTRATOR. The selection and retention of the Administrator, subject to the provisions of Section 2.2(b).

         3.3 EXPANSION OF CLINIC. ProMedCo-Temple will pursue various programs to increase revenue and profitability including assisting KDCP in adding additional office based procedures, ancillary services and adding additional satellite office(s) as determined by the Policy Council to be beneficial to the Clinic. ProMedCo-Temple will also assist in recruiting new physicians and developing relationships and affiliations with other physicians, hospitals, networks, HMOs, etc. To assist in the continued growth and development of the Clinic within a 30 mile radius of Temple, Texas, ProMedCo-Temple may acquire other physician practices for incorporation into KDCP. KDCP will cooperate with ProMedCo-Temple in such expansion efforts and use its reasonable efforts to assist ProMedCo-Temple with respect thereto. Without limiting the generality of the foregoing, neither party not enter into any agreements with respect to any such matter without the prior approval of the Policy Council.

         3.4 EVENTS EXCUSING PERFORMANCE. ProMedCo-Temple shall not be liable to KDCP for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which ProMedCo-Temple has no control for so long as such events continue, and for a reasonable amount of time thereafter.

     3.5 COMPLIANCE WITH APPLICABLE LAWS. ProMedCo-Temple shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

     3.6 CAPITAL NEEDS. ProMedCo-Temple shall be responsible for the capital necessary to maintain, expand and grow KDCP, subject to the approval of the Policy Committee.

4.  OBLIGATIONS OF KDCP

         4.1 PROFESSIONAL SERVICES. KDCP shall provide professional services to patients in compliance at all times with ethical standards, laws and regulations applying to the medical profession. KDCP shall also ensure that each physician associated with KDCP is licensed by the State of Texas. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician, KDCP shall immediately inform the Administrator of such action and the




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underlying facts and circumstances. KDCP shall carry out a program to monitor the quality of medical care practiced, with ProMedCo-Temple's assistance. KDCP will cooperate with ProMedCo- Temple in taking steps to resolve any utilization review or quality assurance issues which may arise in connection with the Clinic.

         4.2 EMPLOYMENT OF PHYSICIAN EMPLOYEES. KDCP shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Physician Shareholders and Physician Employees, although at the request of KDCP, ProMedCo-Temple shall consult with KDCP regarding such matters. KDCP shall enforce formal employee agreements from each of its Physician Shareholders and Physician Employees, hired or contracted, substantially in the form attached to the Plan and Agreement for Reorganization as Appendix 2.9B-2.

         4.3 NON-CLINIC EXPENSES. KDCP shall be solely responsible for the payment of all costs and expenses incurred in connection with KDCP operations which are not Clinic Expenses, including, but not limited to, accounting and other professional services fees, salaries and benefits, retirement plan contributions, health, disability and life insurance premiums, payroll taxes, membership in professional associations, continuing medical education, licensing and board certification fees for its Physician Employees and Physician Extenders and automobile and cellular telephone expenses of KDCP Physician Employees and Physician Extenders.

         4.4 MEDICAL PRACTICE. KDCP shall use and occupy the Clinic Facility exclusively for the practice of medicine, and shall comply with all applicable local rules, ordinances and all standards of medical care. It is expressly acknowledged by the parties that the medical practice or practices conducted at the Clinic Facility shall be conducted solely by physicians associated with KDCP, and no other physician or medical practitioner shall be permitted to use or occupy the Clinic Facility without the prior written consent of the Policy Council.

         4.5 PROFESSIONAL INSURANCE ELIGIBILITY. KDCP shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Shareholders and Physician Employees are insurable, and participating in an ongoing risk management program.

         4.6 EMPLOYMENT OF NON-PHYSICIAN EMPLOYEES. There will be certain Technical Employees that perform technical functions for KDCP. These Technical Employees will remain in the employ of KDCP. As provided in Section 3.1.3, ProMedCo-Temple will provide payroll and administrative services for such Technical Employees which shall be a Clinic Expense.

         4.7 EVENTS EXCUSING PERFORMANCE. KDCP shall not be liable to ProMedCo-Temple for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which KDCP has no control for so long as such events continue, and for a reasonable amount of time thereafter.




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     4.8 COMPLIANCE WITH APPLICABLE  LAWS. KDCP shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

         4.9 RESTRICTIONS ON USE OF CLINIC FACILITY. KDCP shall at all times during the term of this Agreement comply with the policy of ProMedCo-Temple stated in Section 6.2 herein.

         4.10  KDCP EMPLOYEE BENEFIT PLANS.

(a) As of the Effective Date of this Agreement, KDCP has in effect the employee welfare benefit plans (as such term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and the employee pension benefit plans (as such term is defined in Section 3(2) of ERISA), as set forth in Exhibit 3.22 to the Plan and Agreement for Reorgani zation.

(b) KDCP shall not enter into any new "employee benefit plan" (as defined in Section 3(3) of ERISA) without the express written consent of ProMedCo-Temple. Except as otherwise required by law, KDCP shall not materially amend, freeze, terminate or merge any employee welfare or employee benefit plan without the express written consent of ProMedCo-Temple unless such action is contemplated by the Plan and Agreement for Reorganization. KDCP agrees to make such changes to any employee welfare or employee benefit plan, including the freeze, termination, or merger of such plan, as may be approved by ProMedCo-Temple.

(c) Expenses incurred in connection with any KDCP Plan or other employee benefit plan maintained by KDCP, including without limitation the compensa tion of counsel, accountants, corporate trustees and other agents shall not be included in Clinic Expenses.

(d) The contribution and administration expenses for Medical Professionals shall be an expense of KDCP. ProMedCo-Temple shall make contributions or payments with respect to any KDCP Plan, as a Clinic Expense, on behalf of eligible Technical Employees or other non-Medical Professionals employed by KDCP at ProMedCo-Temple's request pursuant to ss. 3.1.3.

(e) ProMedCo-Temple shall have the sole and exclusive authority to adopt, amend, or terminate any employee benefit plan for the benefit of its employ ees. ProMedCo-Temple shall have the sole and exclusive authority to appoint the trustee, custodian, and administrator of any such plan.

         4.11 PHYSICIAN POWERS OF ATTORNEY. KDCP shall require all KDCP Employees to execute and deliver to ProMedCo-Temple powers of attorney, satisfactory in form and substance to ProMedCo-Temple and KDCP, appointing ProMedCo-Temple as attorney-in-fact for each for the purposes set forth in Sections 3.1.8 and 3.1.9, which powers of attorney shall immediately terminate upon termination of this Agreement.

         4.12 SPOKESPERSON. KDCP shall serve as spokesperson for ProMedCo-Temple and ProMedCo in Clinic, ProMedCo-Temple and ProMedCo development activities. The parties agree that such Physician Shareholders as the Policy Council shall appoint, shall serve in this capacity on behalf of KDCP.

5.  RECORDS

         5.1 PATIENT RECORDS. Upon termination of this Agreement, KDCP shall retain all patient medical records maintained by KDCP or ProMedCo-Temple in the name of KDCP. KDCP shall, at its option, be entitled to retain copies of financial and accounting records relating to all services performed by KDCP.

     5.2 OTHER RECORDS. All records relating in any way to the operation of the Clinic which are not the property of KDCP under the provisions of Section 5.1 above, shall at all times be the property of ProMedCo-Temple.

         5.3 ACCESS TO RECORDS. During the term of this Agreement, and thereafter, KDCP or its designee shall upon 24 hours notice have reasonable access during normal business hours to KDCP's and ProMedCo-Temple's financial records, including, but not limited to, records of collections, expenses and disbursements as kept by ProMedCo-Temple in performing ProMedCo-Temple's obligations under this Agreement, and KDCP may copy any or all such records.

6.  FACILITIES TO BE PROVIDED BY PROMEDCO-TEMPLE

         6.1 FACILITIES. ProMedCo-Temple hereby agrees to provide or arrange as a Clinic Expense the offices and facilities for Clinic operations, including but not limited to, the Clinic Facility and all costs of repairs, maintenance and improvements, utility (telephone, electric, gas, water) expenses, normal janitorial services, related real or personal property lease cost payments and expenses, taxes and insurance, refuse disposal and all other costs and expenses reasonably incurred in conducting operations in the Clinic Facility during the
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         6.2 USE OF FACILITIES. Voluntary abortions will not be performed in facilities that are owned or leased by ProMedCo-Temple or any of its affiliates in whole or in part. ProMedCo-Temple and KDCP agree that KDCP, as an independent contractor, is a separate organization that retains the authority to direct the medical, professional, and ethical aspects of its medical practice. If a Physician Shareholder or a Physician Employee performs abortion procedures in any facility, ProMedCo- Temple shall not receive any ProMedCo-Temple Distribution from the revenue generated from such procedures.

7.  FINANCIAL ARRANGEMENTS

         7.1 PAYMENTS TO KDCP AND PROMEDCO-TEMPLE. KDCP and ProMedCo-Temple agree that the compensation set forth herein is being paid to ProMedCo-Temple in consideration of a substantial commitment made by ProMedCo-Temple hereunder and that such fees are fair and reasonable. As payment for its services rendered to KDCP, each month ProMedCo-Temple shall be paid the amount of all Clinic Expenses and the ProMedCo-Temple Distribution. All Net Clinic Revenues after deduction of Clinic Expenses, and the ProMedCo-Temple Distribution, shall be referred to as the "KDCP Distribution." In the event ProMedCo or ProMedCo-Temple shall be obligated pursuant to the Plan and Agreement for Reorganization or other documents related thereto to make payments to any of the Physician Employees of KDCP and shall have failed to make such payments, the amount of such payments not made shall be added to the KDCP Distribution until paid in full.

         7.2 DISTRIBUTION. The amounts to be paid to ProMedCo-Temple under this
Section 7.2 shall be payable monthly. ProMedCo-Temple shall pay to KDCP, in accordance with the provisions of Section 7.4, the KDCP Distribution amounts on or about the 15th day of such following month. Some amounts may need to be estimated, with adjustments made as necessary the following month. Any audit adjustments would be made after completion of the fiscal year audit.

         7.3 CLINIC EXPENSES. Commencing on the Effective Date, ProMedCo-Temple shall pay all Clinic Expenses as they fall due (including without limitation the expenses of any Non-Physician Personnel carried on the books of KDCP at the requirement of ProMedCo-Temple), provided, however, that ProMedCo-Temple may, in the name of and on behalf of KDCP, contest in good faith any claimed Clinic Expenses as to which there is any dispute regarding the nature, existence or validity of such claimed Clinic Expenses. ProMedCo-Temple hereby agrees to indemnify and hold KDCP harmless from and against any liability, loss, damages, claims, causes of action and reasonable expenses of KDCP resulting from the contest of any Clinic Expenses.

         7.4 ACCOUNTS RECEIVABLES. Except for the first month of this Agreement, on approximately the 15th day of each month, ProMedCo-Temple shall purchase the accounts receivable of KDCP arising during the previous month, by payment of cash, or other readily available funds into an




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account of KDCP. The consideration for the purchase shall be an amount equal to the KDCP Distribution for such previous month. Although it is the intention of the parties that ProMedCo- Temple purchase and thereby become owner of the accounts receivable of KDCP, in case such purchase shall be ineffective for any reason, KDCP, as of the Effective Date of this Agreement, grants and shall cause each KDCP Employee to grant to ProMedCo-Temple a first priority lien on and security interest in and to any and all interest of KDCP and such KDCP Employees in any accounts receivable generated by the medical practice of KDCP and the KDCP Employees or otherwise generated through the operations of the Clinic, and all proceeds with respect thereto, to secure the payment to ProMedCo-Temple of all such accounts receivable, and this Agreement shall be deemed to be a security agreement to the extent necessary to give effect to the foregoing. In addition, KDCP shall cooperate with ProMedCo-Temple and execute and deliver, and cause each KDCP Employee to execute and deliver, all necessary documents in connection with the pledge of such accounts receivable to ProMedCo-Temple or at ProMedCo-Temple's option, its lenders. All collections in respect of such accounts receivable shall be deposited in a bank account at a bank designated by ProMedCo-Temple. To the extent KDCP or any KDCP Employee comes into possession of any payments in respect of such accounts receivable, KDCP or such KDCP Employee shall direct such payments to ProMedCo-Temple for deposit in bank accounts designated by ProMedCo-Temple.

8.  INSURANCE AND INDEMNITY

         8.1 INSURANCE TO BE MAINTAINED BY PROMEDCO-TEMPLE. Throughout the term of this Agreement, ProMedCo-Temple will use reasonable efforts to provide and maintain, as a Clinic Expense, comprehensive professional liability insurance for all professional employees of ProMedCo- Temple and KDCP with limits for KDCP Medical Professionals required by ss. 8.2 as reasonably determined by ProMedCo-Temple in its national program, comprehensive general liability insurance and property insurance covering the Clinic Facility and operations.

         8.2 INSURANCE TO BE MAINTAINED BY KDCP. Unless otherwise determined by the Policy Council, throughout the term of this Agreement, KDCP shall maintain comprehensive professional liability insurance with limits of not less than $1,000,000 per claim and with aggregate policy limits of not less than $1,000,000 per physician with limits for specialists of not less than $3,000,000 per physician with a separate limit for KDCP. KDCP shall be responsible for all liabilities (including without limitation deductibles and excess liabilities) not paid within the limits of such policies. ProMedCo-Temple shall have the option of providing such professional liability insurance through an alternative program, provided such program meets the requirements of the Insurance Commis sioner of the State of Texas and is approved by the Policy Council.

         8.3 TAIL INSURANCE COVERAGE. KDCP will cause each individual physician associated with the Clinic to enter into an agreement with KDCP that upon termination of such physician's relationship with KDCP, for any reason, tail
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physician. Such provisions shall be contained in employment agreements, restrictive covenant agreements or other agreements entered into by KDCP and the individual physicians, and KDCP hereby covenants with ProMedCo-Temple to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of KDCP.

         8.4 ADDITIONAL INSURED. KDCP and ProMedCo-Temple agree to use their reasonable efforts to have each other named as an additional insured on the other's respective professional liability insurance programs at ProMedCo-Temple's expense.

         8.5 INDEMNIFICATION. KDCP shall indemnify, hold harmless and defend ProMedCo-Temple, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or any other acts or omissions by KDCP and/or its shareholders, agents, employees and/or subcontractors (other than ProMedCo-Temple) during the term hereof, including any claim against ProMedCo-Temple by a KDCP Employee, which claim arises out of such KDCP Employees' employment relationship with KDCP or as a result of services performed by such KDCP Employee, and which claim would typically be covered by worker's compensation. ProMedCo-Temple shall indemnify, hold harmless and defend KDCP, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by ProMedCo-Temple and/or its shareholders, agents, employees and/or subcontractors (other than KDCP) during the term of this Agreement.

9.   RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES

         The parties recognize that the services to be provided by ProMedCo-Temple shall be feasible only if KDCP operates an active medical practice to which the physicians associated with KDCP devote their full time and attention. To that end:

         9.1 RESTRICTIVE COVENANTS BY KDCP. During the term of this Agreement, KDCP shall not, without the prior written consent of ProMedCo-Temple, establish, operate or provide physician services at any medical office, clinic or other health care facility providing services substantially similar to those provided by KDCP pursuant to this Agreement anywhere within a radius of 30 miles of the Clinic Facility, or within a radius of 30 miles of any current or future medical office, clinic or other health care facility from which KDCP provides medical services.





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         9.2  RESTRICTIVE COVENANTS BY MEDICAL PROFESSIONALS.  KDCP shall:

(a) Current Medical Professionals. Enforce employment agreements, in a form satisfactory to ProMedCo-Temple, with its current Medical Professionals; and

(b)  Future  Medical   Professionals.   Obtain  and  enforce  formal  employment
     agreements from each of its future Medical Professionals in the form attached to the Plan and Agreement for Reorganization;

pursuant to which each of the Medical Professionals agrees that unless (i) KDCP is in default under the employment agreement or (ii) the employment of the Medical Professional is terminated without cause, during the term of such Medical Professional's employment agreement, and for a period of two years after any termination of employment with KDCP, such Medical Professional will not establish, operate or provide physician services at any medical office, clinic or outpatient and/or ambulatory treatment or diagnostic facility providing services substantially similar to those provided by KDCP pursuant to this Agreement within a radius of 30 miles of the Clinic Facility or within a radius of 30 miles of any current or future medical office, clinic or other health care facility from which KDCP provides medical services and that ProMedCo-Temple shall have third-party rights to enforce such agreements.

         9.3  PHYSICIAN SHAREHOLDER AND PHYSICIAN EMPLOYEE LIQUIDATED DAMAGES.

(a)  RELEASE FROM RESTRICTIVE COVENANTS.  The restrictive covenants described in
     Section 9.2 of this Agreement will provide that the Physician Shareholders and Physician Employees (existing or future) may be released from such restrictive covenants by paying Liquidated Damages in the amount of one times such physician's income related to the Clinic, as reported to the Internal Revenue Service for the previous 12 months.

(b) LIQUIDATED DAMAGES IN CERTAIN EVENTS. In addition, if a Physician Shareholder or Physician Employee received any ProMedCo-Temple consideration pursuant to the Plan and Agreement for Reorganization, and said Physician Shareholder or Physician Employee terminates his or her employment agreement with KDCP for any reason (other than death, Retirement or Total Disability as defined in the employment agreement between such Physician Shareholder and KDCP) prior to the fifth anniversary of the Closing under the Plan and Agreement for Reorganization, or is terminated with or without cause by KDCP prior to the fifth anniversary of the Closing under the Plan and Agreement for Reorganization, then KDCP (or if the Physician Shareholder or Physician Employee has received any of the consideration paid to KDCP by ProMedCo-Temple under the Plan and Agreement for Reorganiza tion, said Physician Shareholder or Physician Employee) shall pay KDCP $300,000 in liquidated damages which amount may be paid in cash, in ProMedCo Stock valued at $14.00, as adjusted to reflect stock splits, stock dividends, reverse stock splits or other similar changes in capitalization, or a combination thereof; provided however, in the event fewer than 10% of the Physician Employees employed by KDCP as of the date of this Agreement shall have been terminated without cause, at the time a Physician Employee is terminated without cause, the liquidated damages provision shall not be applicable. KDCP shall retain such payments in a separate fund (the "Recruitment Fund") to be used first to defray all costs incurred by KDCP or ProMedCo-Temple in the enforcement of the employment agreement for that departing physician and second for recruiting, relocating and funding the compensa tion for a replacement physician for that departing physician and/or additional physicians.

         9.4 ENFORCEMENT. ProMedCo-Temple and KDCP acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this Section 9 shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of Section 9 relating to territory or time described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity, restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity, restricted and/or area of restriction deemed to be reasonable and enforceable by the court shall thereafter be the time period, scope of activity, restricted and/or area of restriction applicable to the restrictive covenant provisions in this Section 9. The invalidity of non-enforceability of this Section 9 in any respect shall not affect the validity of enforceability of the remainder of this Section 9 or of any other provisions of this Agreement unless the invalid or non-enforceable provisions materially affect the benefits either party would otherwise be entitled to receive under this Section 9 or any other provision of this Agreement.

         9.5 TERMINATION OF RESTRICTIVE COVENANTS. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to
Section 10.2 herein, the employment agreement term contained in this Section 9 shall be null and void and of no force or effect.





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10.  TERM RENEWAL; TERMINATION;

         10.1 TERM AND RENEWAL. The term of this Agreement shall commence on the Effective Date hereof and shall continue for 40 years, after which it shall automatically renew for five-year terms unless either party provides the other party with at least 12 months but not more than 13 months written notice prior to any renewal date.

         10.2 TERMINATION BY KDCP. KDCP may terminate this Agreement as follows:

(i) In the event of the filing of a petition in voluntary bankruptcy or an assign ment for the benefit of creditors by ProMedCo-Temple, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by ProMedCo-Temple, except for the filing of a petition in involuntary bankruptcy against ProMedCo-Temple which is dismissed within 30 days thereafter, KDCP may give notice of the immediate termination of this Agreement.

(ii) In the event ProMedCo-Temple shall materially default in the performance of any duty or obligation imposed upon it by this Agreement or any agreement between ProMedCo-Temple or ProMedCo with KDC and such default shall continue for a period of 90 days after written notice thereof has been given to ProMedCo-Temple by KDCP; or ProMedCo-Temple shall fail to remit the payments due as provided in Section 7.2 hereof or under other agreements between ProMedCo-Temple or ProMedCo and KDC and such failure to remit shall continue for a period of 30 days after written notice thereof, KDCP may terminate this Agreement. Termination of this Agreement pursuant to this Section 10.2(ii) by KDCP shall require the affirmative vote of 75% of the Physician Shareholders.

(iii)In the event the ProMedCo IPO Date shall not have occurred by September 30, 2001 and ProMedCo shall not have satisfied demands from all sharehold ers of KDCP holding ProMedCo Stock who have made demand therefor (the "Demanding Stockholders") to repurchase such stock at a purchase price determined by the method described in this clause (iii); this right of termina tion shall expire 30 days after the value of the ProMedCo Stock is determined pursuant to the following procedures or ProMedCo fails to timely comply with such procedures: (A) Within 45 days of ProMedCo's receipt of repurchase demands pursuant to this clause (iii) from the Demanding Stockholders who hold a majority in interest of the ProMedCo stock held by the Demanding Stockholders, ProMedCo shall submit to the Demanding




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Stockholders an appraisal (the  "ProMedCo  Appraisal") of the value its stock as of September 30, 2001 on a per share basis (the "ProMedCo Stock Value") made by a reputable appraiser; if the ProMedCo Appraisal is acceptable to Demanding Stockholders holding a majority of the ProMedCo stock held by the Demanding Stockholders, the ProMedCo Stock Value shall be as set forth in the ProMedCo Appraisal; (B) if the Demanding Stockholders holding a majority of the ProMedCo stock held by Demanding Stockholders, notify ProMedCo within 14 days of receipt of the ProMedCo Appraisal that they disagree with the ProMedCo Stock Value set forth therein, the Demanding Stockholders shall have 30 days to submit to ProMedCo an appraisal (the "Demanding Stockholder Appraisal") of ProMedCo Stock Value made by a reputable appraiser selected by the Demanding Stockholders; if the Demand ing Stockholder Appraisal is acceptable to ProMedCo, the ProMedCo Stock Value shall be as set forth in the Demanding Stockholder Appraisal; if the Demanding Stockholder Appraisal is not delivered to ProMedCo within 44 days
     of  the  date  the  ProMedCo   Appraisal  is  delivered  to  the  Demanding
     Stockhholders, ProMedCo Stock Value shall be as set forth in the ProMedCo Appraisal; (C) if ProMedCo notifies the Demanding Stockholders within 14 days of its receipt of the Demanding Stockholder Appraisal that the Demand ing Stockholder Appraisal is not acceptable, the appraisers who conducted the ProMedCo Appraisal and the Demanding Stockholder Appraisal shall select a third, independent appraiser who, within 30 days, shall appraise the ProMedCo Stock to determine the ProMedCo Stock Value, and such appraisal shall be binding on the parties.

         10.3 TERMINATION BY PROMEDCO-TEMPLE. ProMedCo-Temple may terminate this Agreement as follows:

               (i) In the event of the filing of a petition in voluntary bankruptcy or an assign ment for the benefit of creditors by KDCP, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by KDCP, except for the filing of a petition in involuntary bankruptcy against KDCP which is dismissed within 30 days thereafter, ProMedCo-Temple may give notice of the immediate termination of this Agreement.

              (ii) In the event KDCP shall materially default in the performance of any duty or obligation imposed upon it by this Agreement or in the event a majority of the Physicians Shareholders shall materially default in the performance of any duty or obligation imposed upon them by this Agreement or by their employment




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                           agreements with KDCP, and such default shall continue
                           for a period of 90 days after written notice thereof has been given to KDCP and such Physician
                           Shareholders by ProMedCo-Temple, ProMedCo-Temple may terminate this Agreement.

         10.4 ACTIONS AFTER TERMINATION. In the event that this Agreement shall be terminated, the KDCP Distribution and the ProMedCo-Temple Distribution shall be paid through the effective date of termination. In addition, the various rights and remedies herein granted to the aggrieved party shall be cumulative and in addition to any others such party may be entitled to by law. The exercise of one or more rights or remedies shall not impair the right of the aggrieved party to exercise any other right or remedy, at law. Upon termination of this Agreement, KDCP shall:

                  10.4.1 ASSET REPURCHASE. Purchase from ProMedCo-Temple at book value the intangible assets set forth on the Opening Balance Sheet, as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of the intangible assets, which amortization shall be for a period not in excess of 40 years.

                  10.4.2 REAL ESTATE. Purchase from ProMedCo-Temple all real estate, if any, associated with the Clinic and owned by ProMedCo-Temple at the then book value thereof.

                  10.4.3 IMPROVEMENTS. Purchase all improvements, additions or leasehold improvements which have been made by ProMedCo-Temple as reflected on ProMedCo- Temple's books as of the last day of this Agreement and which relate solely to the performance of its obligations under this Agreement or the properties subleased by ProMedCo-Temple, if any.

                  10.4.4 DEBTS. Assume or otherwise discharge all ordinary and necessary debt, contracts, payables and leases which are obligations of ProMedCo-Temple and which relate principally to the performance of its obligations under this Agreement or the properties subleased by ProMedCo-Temple, if any.

                  10.4.5 EQUIPMENT; INVENTORIES; ACCOUNTS RECEIVABLE; ETC. Purchase from ProMedCo-Temple at book value as reflected on ProMedCo-Temple's books as of the last day of this Agreement:

               (i) EQUIPMENT. All of the equipment acquired by ProMedCo-Temple pursuant to the Plan and Agreement for Reorganization, including all replacements and additions thereto made by ProMedCo-Temple with the approval of the Policy Council pursuant to the performance of its obligations under this Agreement;




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              (ii)         INVENTORY.  All stock, including inventory and
                           supplies, tangibles and intangibles of ProMedCo-Temple relating to KDCP operations;

             (iii) ACCOUNTS RECEIVABLE. All uncollected accounts receivable theretofore purchased by ProMedCo-Temple pursuant to Section 7.4 hereof at the book value thereof on ProMedCo-Temple's books; and

              (iv) OTHER ASSETS. All other assets of ProMedCo-Temple relating to the operations of KDCP.

                  10.4.6 CLOSING OF REPURCHASE. KDCP shall pay cash for the repurchased assets or may use shares of ProMedCo no par common stock valued at 75% of the ProMedCo IPO Price, adjusted to reflect stock splits and the like, or if the ProMedCo IPO Date shall not have occurred, valued at $14.00 per share. The amount of the purchase price shall be reduced by the amount of debt and liabilities of ProMedCo-Temple assumed by KDCP and shall be reduced by any payment ProMedCo-Temple has failed to make under this Agreement. KDCP and any physician associated with KDCP shall execute such documents as may be required to assume the liabilities set forth in Section 10.4.4 and to remove ProMedCo-Temple from any liability with respect to such repurchased Stocks and with respect to any property leased or subleased by ProMedCo-Temple. The closing date for the repurchase shall be determined by KDCP, but shall in no event occur later than 180 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and KDCP shall be released from the Restrictive Covenants provided for in Section 9 on the closing date. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

11.  DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

         11.1 ADJUSTMENTS shall mean any adjustments to KDCP's gross billings for uncollectible accounts, discounts, PCA, Medicare and Medicaid disallowances, workers' compensation discount, employee/dependent health care benefit programs, professional courtesies, and other activities that do not generate a collectible fee. Any adjustments shall be based on a reasonable historical basis or a reasonable prospective basis should a new payor agreement apply and shall be periodically modified during the year to reflect he annual adjustments. Final Adjustments and any resulting payments owed by one party to the other shall be made within 30 days after completion of the fiscal year audit.





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         11.2 CLINIC shall mean the medical care services, including, but not limited to the practice of medicine, and all related healthcare services provided by KDCP and the KDCP Employees, utilizing the management services of ProMedCo-Temple and the Clinic Facility, regardless of the location where such services are rendered.

         11.3 CLINIC EXPENSES shall mean the amount of all expenses incurred in the operation of the Clinic including, without limitation:

(i) Salaries, benefits (including contributions under any ProMedCo benefit plan), and other direct costs of all employees of ProMedCo-Temple and Technical Employees attributable to KDCP;

(ii) Direct costs, including benefits, of all employees or consultants of ProMedCo or affiliates of ProMedCo-Temple who, with approval of the Policy Council, provides services at or in connection with KDCP required for improved performance, such as work management, purchasing, information systems, charge and coding analysis, managed care sales, negotiating and contracting, financial analysis, and business office consultation; provided, however, only that portion of such employee's or consultant's costs without mark-up by ProMedCo that is allocable to Clinic will be a Clinic Expense;

(iii)Obligations of ProMedCo-Temple or ProMedCo under leases or subleases related to Clinic operations;

(iv) Interest Expense on indebtedness incurred by ProMedCo-Temple or ProMedCo to finance or refinance any of its obligations hereunder or services provided hereunder, irrespective of whether such funds are provided by ProMedCo or borrowed from outside sources with funds provided by ProMedCo; funds borrowed from outside sources will be charged at the rate charged by the lender and funds borrowed from ProMedCo will be charged at a floating rate equal to the then current blended borrowing rate of ProMedCo.

(v) Personal property and intangible taxes assessed against ProMedCo-Temple's assets used in connection with the operation of Clinic commencing on the date of this Agreement;

(vi) All insurance expenses for insurance maintained by ProMedCo-Temple pursuant to ss. 8.1 for ProMedCo's operations and for the KDCP Employees,




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as   well as any deductibles and non-insured expenses relating to claims covered by such insurance.

(vii)Other expenses incurred by ProMedCo-Temple in carrying out its obligations under this Agreement, including, but not limited to, recruitment expenses for new Physician Employees and legal and accounting expenses necessary for the operations and expansion of KDCP; however, legal and accounting expenses required by KDCP for its corporate needs not requested by ProMedCo or ProMedCo-Temple shall be excluded.

(viii) Amortization of intangible asset value resulting from the employment of, merger with, or other acquisition of, additional physicians in the KDCP service area approved by the Policy Council.

(ix) Pagers for Physician Employees.

         11.4  CLINIC EXPENSES SHALL NOT INCLUDE:

(i) Corporate overhead charges or any other expenses of ProMedCo or any corporation affiliated with ProMedCo other than the kind of items listed above;

(ii) Any federal or state income taxes;

(iii)Any  expenses  which  are  expressly   designated  herein  as  expenses  or
     responsibilities of KDCP and/or KDCP Employees other than Technical Employees;

(iv) Any amortization or depreciation expense resulting from the amortization or depreciation expenses incurred as shown on ProMedCo's financial state ments, in connection with the acquisition and execution of the Plan and Agreement for Reorganization and the execution of this Agreement or any depreciation expenses associated with acquisition of physicians as set forth in ss. 11.3(viii) hereof;

(v) Any on-going expenses relating to the obligations listed in Exhibit A to this Agreement assumed by ProMedCo-Temple pursuant to the Plan and Agreement for Reorganization.





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(vi) Any debt service or interest expense on indebtedness  incurred by ProMedCo-
     Temple or ProMedCo to finance the consideration paid under the Plan and Agreement for Reorganization;

(vii)Any  liabilities,   judgments  or  settlements  assessed  against  KDCP  or
     Physician Shareholders in excess of any insurance policy limits.

     11.5 CLINIC FACILITY shall mean the clinic facilities  located at 1905 S.W.
H. K. Dodgen Loop, Temple, Texas 76302, and the clinic facilities located at (i) Neurology & Headache Center of King's Daughters Clinics, 1717 S.W. H. K. Dodgen Loop, Suite 100A, Temple, Texas 76302, (ii) Dermatology Center of King's Daughters Clinics, 1717 S.W. H. K. Dodgen Loop, Suite 100B, Temple, Texas 76302,
(iii) Womens Center of King's Daughters Clinics, 1713 S.W. H. K. Dodgen Loop, Suite 122, Temple, Texas 76302 (iv) Killeen Clinic, 401 West Jasper, Killeen, TX 76543 and (v) Belton Family Practice Clinic, 1300 E. Sixth St., Belton, TX 76513 and (vi) any substitute facility or additional facility location, whether within or without Coryell, Lampasas, Burnet, Williamson, Milam or Falls Counties, Texas as approved by the Policy Council.

         11.6 DISTRIBUTION FUNDS shall mean those amounts remaining after Clinic Expenses have been deducted from Net Clinic Revenue.

         11.7  EFFECTIVE DATE shall mean 12:01 a.m. on September 1, 1996.

         11.8 KDCP CAPITATION shall mean any capitation payments received by KDCP from any HMO or other managed care payor for health care services provided by KDCP.

         11.9 KDCP EMPLOYEES shall mean all Medical Professionals and Technical Employees employed by KDCP at the relevant dates.

         11.18 RETIREMENT means total permanent withdrawal from the practice of medicine to pursue activities not related in any way to the provision of health care services.

     11.10 MEDICAL PROFESSIONAL shall mean Physician Shareholders, Physician Employees and Physician Extenders.

         11.11 NET CLINIC REVENUES shall mean KDCP's gross billings, including Risk Pool Surpluses, ancillaries and any other revenues that have historically been recorded by KDCP, less Adjustments.

         11.12 OPENING BALANCE SHEET shall mean the balance sheet of ProMedCo-Temple as of the Effective Date (as defined in the Plan and Agreement for Reorganization), prepared in accordance with GAAP (except for the absence of certain note information), and substantially in the form of the attached Exhibit B subject to adjustments in the Consideration (as defined in the Plan and Agreement for Reorganization).





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         11.13 PHYSICIAN EMPLOYEES shall mean any physician employed by KDCP and providing medical services to patients on behalf of KDCP, who are not Physician Shareholders.

         11.14 PHYSICIAN EXTENDERS shall mean all non-physician professional employees who provide direct patient care for which a billed charge is generated.

         11.15 PHYSICIAN SHAREHOLDERS shall mean any physician who is a shareholder of KDCP, both as of the date of this Agreement (which said Physician Shareholders are parties to this Agreement) and at any future point in time.

         11.16 PLAN AND AGREEMENT FOR REORGANIZATION shall mean the Plan and Agreement for Reorganization dated as of September 13, 1996 between King's Daughters Clinics, P.A., a Texas corporation ("KDC") the shareholders of which are the same as KDCP, ProMedCo and ProMedCo- Temple.

         11.17 PROMEDCO shall mean ProMedCo, Inc., a Texas corporation which is sole shareholder of ProMedCo-Temple.

         11.18 PROMEDCO IPO DATE shall mean the date on which ProMedCo first sells stock to the public pursuant to its initial public offering.

         11.19 PROMEDCO IPO PRICE shall mean the price per share at which ProMedCo offers ProMedCo Stock to the public at its initial public offering.

         11.20  PROMEDCO-TEMPLE DISTRIBUTION shall mean 15% of Distribution
Funds.

         11.21 RISK POOL SURPLUSES shall mean all hospital incentive funds, specialists incentive funds, and funds from shared risk pools under any risk-sharing arrangements. Risk Pool Surpluses shall be calculated by aggregating all risk pools applicable, including making any deductions for pools that are in a deficit position.

         11.22 TECHNICAL EMPLOYEES shall mean technicians who provide services in the diagnostic areas of KDCP's practice, such as employees of the Clinic laboratory, radiology technicians and cardiology technicians. All Technical Employees shall be KDCP employees.

12.  GENERAL PROVISIONS

     12.1 INDEPENDENT CONTRACTOR. It is acknowledged and agreed that KDCP and ProMedCo- Temple are at all times acting and performing hereunder as independent contractors. ProMedCo- Temple shall neither have nor exercise any control or direction over the methods by which KDCP or




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the KDCP Employees practice medicine. The sole function of ProMedCo-Temple hereunder is to provide all management services in a competent, efficient and satisfactory manner. ProMedCo- Temple shall not, by entering into and performing its obligations under this Agreement, become liable for any of the existing obligations, liabilities or debts of KDCP unless otherwise specifically provided for under the terms of this Agreement. ProMedCo-Temple will in its management role have only an obligation to exercise reasonable care in the performance of the management services. Neither party shall have any liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor of the other party. Each party shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.

         12.2  OTHER CONTRACTUAL ARRANGEMENT.

(a) The parties acknowledge and agree that they have been advised and consent to the fact that ProMedCo-Temple, or its affiliates (i) may have, prior to the date of this Agreement, discussed proposals with respect to, or (ii) may, from time to time hereafter, enter into agreements with one or more KDCP Employees to provide consulting, medical direction, advisory or similar services relating to activities of ProMedCo-Temple or its affiliates in clinical areas. The parties agree that such agreements, if any, shall be entered into at the sole discretion of the parties thereto and subject to such terms and conditions to which such parties may agree, and any compensation payable to or by ProMedCo-Temple, on the one hand, and such KDCP Employees, on the other hand, shall not constitute Net Clinic Revenues, or KDCP Compensation, and shall otherwise not be subject to the provisions of this Agreement.

(b) Each current Physician Shareholder, by his execution of this Agreement as provided on the signature page hereof, agrees that neither the negotiation nor the entry into any agreement or arrangement of a type described in
     Section 12.2(a) above shall constitute a breach of any fiduciary or other duty owned by any KDCP Employee to another, or by ProMedCo-Temple, to KDCP or any Physician Shareholder. Accordingly, KDCP and each Physician Shareholder hereby waive any right to disclosure of the negotiations, proposals or terms of any such agreement, arrangement or right to participate in and/or share revenues derived from any such agreement or arrangement with any KDCP Employee, and hereby forever release and discharge KDCP, the Physician Shareholders, ProMedCo-Temple, and their respective representatives (including, but not limited to, their respective attorneys, accountants, affiliates, shareholders, officer, directors, employees and agents) from any and all actions, claims, charges, suits, damages and liabilities of any kind whatsoever arising from or by reason of the participation of any KDCP Employee in any agreement or




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arrangement with  ProMedCo-Temple,  or their  affiliates of a type  described in
     Section   12.2(a)   above  or  from  or  by  reason  of  the   failure   of
     ProMedCo-Temple, any KDCP Employee or their respective representatives to disclose the negotiation, existence or terms of any such agreement or arrangement. In keeping with the private nature of these matters, the Physician Shareholders further agree that such negotiations, proposals or terms of agreement are to be kept confidential between a KDCP Employee on the one hand, and ProMedCo-Temple, on the other hand, and shall not be
     disclosed  by  them  or  their  representatives,   except  as  required  by
     applicable law.

         12.3  PROPRIETARY PROPERTY.

                  12.3.1 Each party agrees that the other party's proprietary property shall not be possessed, used or disclosed otherwise than may be necessary for the performance of this Agreement. Each party acknowledges that its violation of this Agreement would cause the other party irreparable harm, and may (without limiting the other party's remedies for such breach) be enjoined at the instance of the other party. Each party agrees that upon termination of this Agreement for any reason, absent the prior written consent of the other party, it shall have no right to and shall cease all use of the other party's proprietary property, and shall return all such proprietary property of the other party in its possession to the other party.

                  12.3.2 ProMedCo-Temple shall be the sole owner and holder of all right, title and interest, to all intellectual property furnished by it under this Agreement, including, but not limited to the trade name "ProMedCo," all computer software, copyright, services mark and trademark right to any material or documents acquired, prepared, purchased or furnished by ProMedCo-Temple pursuant to this Agreement. KDCP shall have no right, title or interest in or to such material and shall not, in any manner, distribute or use the same without the prior written authorization of ProMedCo-Temple, provided, however, that the foregoing shall not restrict KDCP from distributing managed care information brochures and materials without the prior written approval of ProMedCo-Temple provided no Proprietary Property of ProMedCo-Temple is contained therein. Notwithstanding the preceding, however, ProMedCo-Temple agrees that KDCP shall be entitled to use on a nonexclusive and nontransferable basis for the term of this Agreement the name "KDCP Family Practice" as may be necessary or appropriate in the performance of KDCP's services and obligations hereunder.

         12.4 COOPERATION. Each of the parties shall cooperate fully with the other in connection with the performance of their respective duties and obligations under this Agreement.





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         12.5 LICENSES, PERMITS AND CERTIFICATES. ProMedCo-Temple and KDCP shall each obtain and maintain in effect, during the term of this Agreement, all licenses, permits and certificates required by law which are applicable to their respective performance pursuant to this Agreement.

         12.6 COMPLIANCE WITH RULES, REGULATIONS AND LAWS. ProMedCo-Temple and KDCP shall comply with all federal and state laws and regulations in performance of their duties and obligations hereunder. Neither party, nor their employees or agents, shall take any action that would jeopardize the other party's participation, if applicable, in any federal or state health program including Medicare and Medicaid. ProMedCo-Temple and KDCP shall take particular care to ensure that no employee or agent of either party takes any action intended to violate Section 1128B of the Social Security Act with respect to soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act, or for purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act.

         12.7 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP). All financial statements and calculations contemplated by this Agreement will be prepared or made in accordance with generally accepted accounting principles consistently applied unless the parties agree otherwise in writing.

         12.8 NOTICES. Any notices required or permitted to be given hereunder by either party to the other may be given by personal delivery in writing or by registered or certified mail, postage prepaid, with return receipt requested. Notices shall be addressed to the parties at the addresses appearing on the signature page of the Agreement, but each party may change such party's address by written notice given in accordance with this Section. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three days after mailing.

         12.9 ATTORNEYS' FEES. ProMedCo-Temple and KDCP agree that the prevailing party in any legal dispute among the parties hereto shall be entitled to payment of its attorneys' fees by the other party.

         12.10 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction or applicable state or federal law and their implementing regulations to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect.

     12.11 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by binding arbitration in accordance with the rules of commercial




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arbitration of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within Bell County, Texas, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.

         12.12 CONSTRUCTION OF AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The parties agree that the terms and provisions of this Agreement embody their mutual interest and agreement and that they are not to be construed more liberally in favor of, nor more strictly against, any party hereto.

         12.13 ASSIGNMENT AND DELEGATION. ProMedCo-Temple shall have the right to assign its rights hereunder to any person, firm or corporation controlling, controlled by or under common control with ProMedCo-Temple and to any lending institution, for security purposes or as collateral, from which ProMedCo-Temple or ProMedCo obtains financing for itself and as agent. Except as set forth above, neither ProMedCo-Temple nor KDCP shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. KDCP may not delegate any of KDCP's duties hereunder, except as expressly contemplated herein; however, ProMedCo-Temple may delegate some or all of ProMedCo-Temple' s duties hereunder to the extent it concludes, in its sole discretion, that such delegation is in the mutual interest of the parties hereto.

         12.14 CONFIDENTIALITY. The terms of this Agreement and in particular the provisions regarding compensation, are confidential and shall not be disclosed except as necessary to the performance of this Agreement or as required by law.

         12.15 WAIVER. The waiver of any provision, or of the breach of any provision of this Agreement must be set forth specifically in writing and signed by the waiving party. Any such waiver shall not operate or be deemed to be a waiver of any prior or future breach of such provision or of any other provision.

         12.16 HEADINGS. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         12.17 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.




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     12.18 TIME IS OF THE ESSENCE.  Time is hereby  expressly  declared to be of the essence in this Agreement.

         12.19 MODIFICATIONS OF AGREEMENT FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, or in the event the Texas State Board of Medical Examiners or other authority with legal jurisdiction shall, solely by virtue of this Agreement, initiate an action to revoke, suspend, or restrict the license of any physician retained by KDCP to practice medicine in the State of Texas, KDCP and ProMedCo-Temple shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between KDCP and ProMedCo-Temple. In the event it is not possible to amend this Agreement to preserve in all material respects the underlying economic and financial arrangements between KDCP and ProMedCo-Temple, this Agreement may be terminated by written notice by either party within 90 days from date of such interpretation or action, termination to be effective no sooner than the earlier of 180 days from the date notice of termination is given or the latest possible date specified for such termination in any regulatory order or notice. Termination pursuant to this Section 12.19 by KDCP shall require the affirmative vote of a majority of Physician Shareholders.

         12.20 NO RIGHT OF OFF-SET. Notwithstanding any provision of this Agreement to the contrary, neither ProMedCo-Temple nor ProMedCo shall have any right of off-set with respect to payments to be made to such Physician Employee hereunder arising out of obligations of such Physician Employees under the Plan and Agreement for Reorganization and related agreements.

         12.21 WHOLE AGREEMENT; MODIFICATION. A contract in which the amount involved exceeds $50,000 in value is not enforceable unless the Agreement is in writing and signed by the party to be bound or by that party's authorized representative. The rights and obligations of the parties hereto shall be determined solely from written agreements. Documents and instruments, and any prior oral agreements between the parties are superseded by and merged into such writings. This Agreement (As amended in writing from time to time), the exhibits, and the schedules delivered pursuant hereto




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represent the final agreement between the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    PROMEDCO OF TEMPLE, INC.



                                    By:
                                    Name:
                                    Title:
                                    Address:         801 Cherry Street
                                   Suite 1450
                              Fort Worth, TX 76102

                                    PHYSICIANS OF KING'S DAUGHTERS, P.A.


                                    By:
                                    Name:
                                    Title:
                                    Address:         1905 S.W. H. K. Dodgen Loop
                                                     Temple, Texas 76302






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Acknowledgment and Agreement by Physician Shareholders
to abide by the terms of the Service Agreement



William Bean, M.D.



Ellis Brown, M.D.



John Ditzler, M.D.



Jon Dula, M.D.



James Finch, M.D.



Todd Gorden, M.D.



Gopal Guttickonda, M.D.



Ronald Guy, M.D.



Gene Hardin, M.D.



Bill Hardin, M.D.



Donald Hopkins, D.O.



Jeffrey Hoover, M.D.



Chris Hunter, M.D.



James Kliewer, M.D.



Rober Kylberg, M.D.



Douglas Kyle, M.D.



William Long, M.D.



Henry Mayer, Jr., M.D.






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Edward McCaffrey, D.P.M.



Dewayne Nash, M.D.



Larry Orrick, M.D.



Herman Poteet, Jr., M.D.



Victor Schulze, III, M.D.



John Shelby, M.D.



Murphy Talley, M.D.



Richard Tay, M.D.



Ralph Wallace, M.D.



Dave Webster, D.O.







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Mark Wilson, M.D.



Richard Winkler, M.D.


James Wood, M.D.





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                                    GUARANTY

         ProMedCo, Inc., a Texas corporation which is the sole shareholder of ProMedCo of Temple, Inc., a Delaware corporation ("ProMedCo-Temple"), hereby guarantees the performance of ProMedCo-Temple under the above Service Agreement.

         PROMEDCO, INC.



         By
         Its
         Name




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                                 APPENDIX 2.9B-1

               FORM OF SHAREHOLDER PHYSICIAN EMPLOYMENT AGREEMENT

                         [To be drafted by Mr. Hilgers]




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                                 APPENDIX 2.9B-2

             FORM OF NON-SHAREHOLDER PHYSICIAN EMPLOYMENT AGREEMENT

                         [To be drafted by Mr. Hilgers]





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                                  APPENDIX 2.9D

             PROPERTIES TO BE LEASED BY PROMEDCO-TEMPLE FROM TEMPLE
                              AND RELATED ENTITIES

(i)  1905 S.W. H. K. Dodgen Loop, Temple, Texas 76302 (from Temple)

(ii) Neurology & Headache Center of King's Daughters Clinics, 1717 S.W. H. K. Dodgen Loop, Suite 100A, Temple, Texas 76302 (from Temple Medical Center)

(iii)Dermatology Center of King's Daughters Clinics, 1717 S.W. H. K. Dodgen Loop, Suite 100B, Temple, Texas 76302 (from Temple Medical Center)

(iv) Womens Center of King's Daughters Clinics, 1713 S.W. H. K. Dodgen Loop, Suite 122, Temple, Texas 76302 (from Temple Medical Center)

(v)  Killeen Clinic, 401 West Jasper, Killeen, TX 76543 (from Temple)

(vi) Belton Family Practice Clinic, 1300 E. Sixth St., Belton, TX 76513 (from Temple)




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                                  APPENDIX 7.2

               OPINION OF COUNSEL TO PROMEDCO AND PROMEDCO-TEMPLE







     The Closing opinion of Boult, Cummings, Conners & Berry, PLC, special counsel to ProMedCo and ProMedCo-Temple which is called for by ss. 7.2 of the Agreement, shall be dated the Closing Date and shall be to the following effect:

             [Letterhead of Boult, Cummings, Conners & Berry, PLC]1



                                     [Closing Date]

King's Daughters Clinics, P.A.
[Address]

Ladies and Gentlemen:

         We have acted as counsel to ProMedCo of Temple, Inc., a Delaware corporation ("ProMedCo-Temple"), and ProMedCo, Inc., a Texas corporation ("ProMedCo") in connection with the preparation of the Plan and Agreement for Reorganization dated as of September 13, 1996 (the "Acquisition Agreement"), and the Undertaking, between ProMedCo-Temple and King's Daughters Clinics, P.A. ("KDC") and the guaranty at the foot of the Undertaking executed by ProMedCo (the "ProMedCo Guaranties") and have participated on behalf of ProMedCo-Temple and ProMedCo in connection with the purchase by ProMedCo-Temple of certain assets from KDC. The Acquisition Agreement and Undertaking are collectively referred to herein as the "Acquisition Documents". This Opinion Letter is provided to you at the request of ProMedCo-Temple pursuant to
--------
1Draft only; subject to internal firm review.




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Section 7.2 of the Acquisition Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Acquisition Agreement or the Accord (see below).

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The attorneys in this firm are licensed to practice law in the State of Tennessee and consequently the law covered by the opinions expressed herein is limited to the Federal Law of the United States, the corporate law of the States of Texas and Delaware and in reliance on public documents issued by the States of Texas and Delaware and certificates of officers of ProMedCo and ProMedCo-Temple.

         We have relied upon factual representations made by ProMedCo- Temple in
Article 3 of the Acquisition Agreement.

         Based upon the foregoing and subject to the foregoing, we are of the opinion that:

         1.       The Acquisition Documents are enforceable against
ProMedCo-Temple.

         2.       The ProMedCo Guaranties are enforceable against ProMedCo.

         3. The ProMedCo Stock has been duly authorized, validly issued and is non-assessable.

         4. Execution and delivery by ProMedCo-Temple of, and performance of its agreements in, the Acquisition Documents and the execution and delivery by ProMedCo of, and performance of its agreements in, ProMedCo Guaranties, do not
(i) violate the Constituent Documents, (ii) breach, or result in a default under, any existing obligation of ProMedCo-Temple or ProMedCo under contracts dealing with money borrowed by either such corporation




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known to us, or (iii) breach or otherwise violate any existing obligation of
ProMedCo-Temple or ProMedCo under Court Orders identified in Article 4 of the Acquisition Agreement and the Schedules pertaining thereto.

         5. Execution and delivery by ProMedCo-Temple and ProMedCo of, and performance by each such corporation of its agreements in, the Acquisition Documents and ProMedCo Guaranties, as the case may be, do not violate applicable provisions of statutory law or regulation.

         The General Qualifications apply to the opinions set forth above.

         This Opinion Letter may be relied upon by you only in connection with the transaction and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance, our prior written consent.

                                    Very truly yours,

                                    BOULT, CUMMINGS, CONNERS & BERRY, PLC






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                                  APPENDIX 8.3

                            OPINION OF COUNSEL TO KDC







     The Closing opinion of Messrs. Hilgers & Watkins, counsel to KDC, Temple and KDCP which is called for by ss. 8.3 of the Agreement, shall be dated the Closing Date and shall be to the effect that:

         1. KDC is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas, with full corporate power to carry on its business as it is then being conducted, and to enter into this Agreement and to carry out the transactions contemplated hereby; and KDC is duly qualified and in good standing in each other jurisdiction in which the character of the properties owned by it or the nature of the activities conducted by it make such qualification necessary, except in a jurisdiction or jurisdictions in which failure to qualify will not adversely affect each such entity's ability to derive income from, or enforce its right in, any property located therein and, considering all such jurisdictions, will not have any material adverse effect, in the aggregate, on KDC.

         2. The authorized capital stock of KDC consists of 1,000,000 shares of common stock, $1.00 par value, of which 3,100 shares were issued and outstanding as of the record date for determining the stockholders of KDC entitled to vote at the meeting of KDC stockholders called to vote upon the sale of assets contemplated by the Plan and Agreement for Reorganization.

         3. The execution, delivery and performance of the Plan and Agreement for Reorganization and the Service Agreement have been duly authorized and approved by all requisite action of KDC's Board of Directors and stockholders, and neither the execution, delivery, nor performance of the Plan and Agreement for Reorganization by KDC violates any provision of its Articles of Incorporation or by-laws, or the provisions of any indenture, agreement or other instrument




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to which KDC is a party, and the Plan and Agreement for Reorganiza tion has been duly authorized, executed and delivered by KDC and constitute the valid and binding obligation of KDC, enforceable against KDC in accordance with its terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability of any provision of the Plan and Agreement for Reorganization is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

         4. All other actions and proceedings required by law or the Plan and Agreement for Reorganization to be taken by KDC at or prior to the Closing hereunder in connection with this Agreement and the transactions provided for herein have been duly and validly taken.

         5. Except as disclosed in Exhibit 3.16, such counsel does not know of any litigation, administrative, arbitration, other proceeding, or governmental, regulatory or accrediting agency investigation, pending or threatened against, or relating to, KDC or its subsidiaries or the properties or business thereof or the transactions contemplated by this Agreement.

         6. Except as referred to in this Agreement or as stated in such opinion, none of the indentures, agreements or other instru ments specified pursuant to clause (c) above creates any mortgages, pledges, liens, charges, or other encumbrances upon any of the real or personal property of KDC or its subsidiaries.

         7. KDC has complete and unrestricted power and the unquali fied right to sell, assign, transfer and deliver the Assets to ProMedCo-Temple, and upon consummation of the transfer, ProMedCo- Temple will have valid, good and marketable title to the Assets.

         8. No facts have come to the attention of such counsel which would lead it to believe that any representation or warranty of KDC contained in the Plan and Agreement for Reorganization or any Exhibit thereto is incorrect.





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         9. The execution, delivery and performance of the Service Agreement by
KDCP has been duly authorized and approved by all requisite action of KDCP's Board of Directors and stockholders, and neither the execution, delivery, nor performance of the Service Agreement by KDCP violates any provision of its Articles of Incorporation or by-laws, or the provisions of any indenture, agreement or other instrument to which KDCP is a party, and Service Agreement has each been duly authorized, executed and delivered by KDCP and constitutes the valid and binding obligations of KDCP, enforceable against KDCP in accordance with its terms (except as enforceability may be restricted, limited, or delayed by bankrupt cy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability of any provision of Service Agreement is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

         10. The relationships created by the Service Agreement and the Employment Agreements will not result in the unauthorized practice of medicine by ProMedCo-Temple.

         11. The UCC-1 financing statements in connection with the sale of Accounts Receivable by KDCP to ProMedCo-Temple have been filed in all places necessary to create a security interest in such Accounts Receivable in favor of ProMedCo-Temple.

         12. The Employment Agreements have been duly executed and delivered by the Employee parties thereto and each Employment Agreement constitutes the valid and binding obligation of such Employee enforceable against such Employee in accordance with its terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability of any provision of such Employment Agreement is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

         13.  The execution, delivery and performance of the Bill of
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conveying to ProMedCo-Temple has been duly authorized and approved by all requisite action of Temple's Board of Directors and stockholders, and neither the execution, delivery, nor performance of such Bill of Sale by Temple violates any provision of its Articles of Organization or the provisions of any indenture, agreement or other instrument to which Temple is a party, and such Bill of Sale has each been duly authorized, executed and delivered by Temple and constitutes the valid and binding obligations of Temple, enforceable against Temple in accordance with its terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability of any provision of such Bill of sale is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

         14. Such other legal matters as ProMedCo-Temple may reason ably request.

         Such opinion may state that such counsel has relied, as to matters of fact, upon certificates of officers of KDC(unless they have reason to believe that such certificate or certificates are inaccurate), as to matters governed by the laws of any jurisdiction other than Texas upon the opinion of local counsel satisfactory to and ProMedCo-Temple and as to matters of incorporation, good standing, accreditation, and the existence or status of licenses, authorizations, approvals or related matters upon certificates from the agency or entity having jurisdiction over such matters; provided, however, that a copy of all such certificates and opinions shall have been furnished to ProMedCo-Temple prior to Closing or be attached to such counsel's opinion.




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                                  APPENDIX 8.5

                             FORM OF STOCK AGREEMENT








                                 PROMEDCO, INC.

                                 STOCK AGREEMENT


         STOCK AGREEMENT (the "Agreement") is made as of this __th day of September, 1996 between ______________________________ ("Stockholder") and
PROMEDCO, INC., a Texas corporation, ("ProMedCo").

RECITALS:

         Stockholder is a shareholder of King's Daughters Clinics, P.A., a Texas Professional Association ("KDC") with has entered into a Plan and Agreement for Reorganization dated as of September 13, 1996 (the "Plan and Agreement for Reorganization") with ProMedCo of Temple, Inc., a Delaware corporation ("ProMedCo-Temple which is a wholly owned subsidiary of ProMedCo. Pursuant to the Plan and Agreement for Reorganization, KDC has transferred, and ProMedCo-Temple has acquired, certain assets, and as a condition of which Stockholder has received or will receive as part of the liquidation distribution from KDC shares of ProMedCo common stock (such shares, as adjusted in accordance with the terms of the Plan and Agreement for Reorganization, herein referred to as the "Shares").

         Stockholder and ProMedCo desire to restrict the transfer of the Shares according to the terms and conditions hereafter stated. All capitalized terms used in this Agreement not otherwise defined herein shall have the meanings as assigned to them in the Plan and Agreement for Reorganization.

         The parties agree as follows:





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                                    ARTICLE 1

               REPRESENTATIONS AND ACKNOWLEDGMENTS BY STOCKHOLDER

         1.1. Experience in Business and Financial Matters. Stockholder represents and warrants that Stockholder has such knowledge and experience in business and financial matters, or competent professional advice concerning ProMedCo, that Stockholder is capable of evaluating the merits and risks of owning the Shares.

         1.2. Information regarding ProMedCo. Stockholder acknowledges that Stockholder has had and continues to have the opportunity to obtain from ProMedCo any additional information, to the extent possessed or obtainable without unreasonable effort and expense, necessary to evaluate the merits and risks of owning the Shares and Stockholder has concluded, based on the information presented to Stockholder, Stockholder's own understanding of investments of this nature and of this investment in particular, and the advice of such consultants as Stockholder has deemed appropriate, that Stockholder wishes to own the Shares.

         1.3. Unregistered Stock. Stockholder acknowledges that the Shares being acquired have not been registered under the Securities Act of 1933, or under the Blue Sky or other securities laws of certain states, and, therefore, that Stockholder must bear the economic risk of the investment for an indefinite period of time, as the Shares cannot be sold or offered for sale unless the Shares are subsequently so registered or an exemption from registration is available. Stockholder also understands that there is no market for the resale of the Shares and that there is no certainty that a market will develop.

     1.4.   Securities  Legend.   Stockholder   understands  that  any  document
evidencing the Shares will bear a restrictive legend in substantially the following form:

         THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), OR ANY APPLICA BLE STATE SECURITIES LAW. THESE SECURITIES HAVE BEEN AC QUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THESE SECURITIES MAY BE MADE IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; OR (ii) AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT.





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         Stockholder also understands that the records of ProMedCo will indicate the restrictions on transferability and sale noted above in this Section 1.4 and stop transfer instructions have been or will be placed with respect to the Shares so as to restrict the transfer thereof. Stockholder agrees not to dispose of any of the Shares unless ProMedCo receives a satisfactory opinion of counsel that the Shares can be transferred without violation of the registration requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws or regulations, or ProMedCo receives evidence satisfactory to it that the Shares have been validly registered under the Securities Act and any applicable state securities laws. Stockholder understands that the Shares may be transferred only in accordance with Article 2 of this Agreement. Stockholder also understands that any document evidencing the Shares will bear a restrictive legend prohibiting transfer other than in accordance with this Agreement.

         1.5. Investment Intent. Stockholder is acquiring the Shares solely for investment for his or her own account; Stockholder has no present agreement, understanding, intent or arrangement to subdivide, sell, assign or transfer any part or all of his Shares, or any interest therein, to any other person. Stockholder has sufficient and adequate means to provide for his or her current needs and personal contingencies and has no need for liquidity with respect to an investment in ProMedCo.

         1.6. ProMedCo's Limited Operating History. Stockholder is aware of and understands that ProMedCo has been in operation for approximately one year, and has a limited financial or operating history and that the Shares are speculative investments which involve a risk of loss by him of his investment. Stockholder understands ProMedCo's future operations are subject to many significant risks.

         1.7. No Representations Regarding Future Profits. Stockholder has not relied on any representation by any person, whether such representation was made directly or indirectly, regarding the amount, percentage or type of profit or loss to be realized, if any, from an investment in the Shares. Stockholder further acknowledges that the prior experience of ProMedCo or any other person is not in any way a prediction of the results which Stockholder may obtain as a result of his investment in the Shares.


                                    ARTICLE 2

                              TRANSFER RESTRICTION

         2.1 Prohibited Transfers. Except as expressly permitted in this Agreement, Stockholder shall not, for a period of 48 months from the date of this Agreement (the "Restricted Period") sell, transfer, assign, pledge, hypothecate, encumber or in any way alienate any of the Shares owned by Stockholder, or any right or interest therein, whether voluntarily or by
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prior written consent of ProMedCo. Any purported transfer by Stockholder in violation of any provision of this Agreement shall be void and ineffectual and shall not operate to transfer any interest or title to the purported transferee.

     2.2 Permitted Transfers. Notwithstanding the restrictions on transfer of the Shares contained in this Article, the following transfers may be effected without the consent of ProMedCo:

         (a) Upon the death of Stockholder, pursuant to the laws of descent and distribution or a properly probated Last Will and Testament; provided, however, that in the event of a transfer pursuant to this clause (a), the Shares shall continue to be subject to the provisions of this Agreement;

         (b) A transfer by the Stockholder, by gift or otherwise, to a member of the Stockholder's Immediate Family (as hereafter defined) or to a trust solely for the benefit of one or more members of the Stockholder's Immediate Family; provided, however, that any Shares so transferred shall continue to be subject to the provisions of this Agreement. The term "Immediate Family" shall mean a Stockholder's spouse, ancestors and lineal descendants;

         (c)      A sale or transfer to ProMedCo; and

         (d) Any sale of Shares in a public offering pursuant to a registration statement filed by ProMedCo with the Securities and Exchange Commission.

         2.3 Additional Prohibited Transfers. At no time, whether during the Restricted Period or thereafter, shall the Stockholder sell any part of the Shares owned by the Stockholder to a person firm or corporation deemed to be a competitor of ProMedCo as determined by a majority vote of the ProMedCo board of directors. Notwithstanding the preceding, however, the prohibitions of this
Section 2.3 shall terminate upon the completion of an IPO by ProMedCo.

         2.4 Lock-up Agreement. Stockholder hereby agrees that in connection with an underwritten, firm commitment public offering pursuant to an effective registration under the Act covering the offer and sale by ProMedCo of its securities ("Qualified Public Offering"), upon the request of the principal underwriter managing the Qualified Public Offering, Stockholder shall not sell, make any short sale of, loan, grant an option for the purchase of, or otherwise dispose of any shares owned by Stockholder without the prior written consent of such underwriter, for ninety (90) days or such other period of time as such underwriter shall reasonably request and which is applied to all stockholders similarly situated.





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         2.5 Definition of Shares. As used in this Agreement, the term "Shares"
shall include any additional stock issued to the Stockholder with respect to the Shares as the result of any recapitalization, stock dividend or stock split, and all other shares of the common stock of ProMedCo owned by the Stockholder, whether presently held or hereafter acquired.


                                    ARTICLE 3

                         REGISTRATION OF PROMEDCO STOCK

         3.1 Registrations of ProMedCo Common Stock. On or prior to the 180th day after the ProMedCo IPO Date, ProMedCo shall make application to register under the Securities Act of 1933, as amended (the "Act") 20% of the Shares held by Stockholder, and during the second year after the ProMedCo IPO Date, ProMedCo shall make application to register under the Act an additional 20% of the Shares held by Stockholder. In each case, ProMedCo will use its best efforts to cause each such registration to become and remain effective for a reasonable period of time not to exceed sixty (60) days or such longer period of time acceptable to ProMedCo.

         3.2 Duty to Furnish Information. Stockholder shall furnish to ProMedCo and the underwriters such information as ProMedCo and the underwriters may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance of any registration statement with applicable securities laws, and shall otherwise cooperate with ProMedCo and the underwriters in connection therewith.

         3.3 Expenses of Registration. All expenses incident to ProMedCo's performance of or compliance with this Section, including without limitation all commissions and any National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities and blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Shares), document and certificate preparation and printing expenses, messenger and delivery expenses, fees and expenses of any transfer agent or registrar, internal expenses, fees and disbursements of counsel and independent certified public accountants of ProMedCo, and fees and expenses of any other persons, including without limitation any special experts retained by ProMedCo (collectively, the "Registration Expenses") will be borne by ProMedCo except that the Stockholder shall pay ratably in proportion to the number of Shares to be registered for the account of the Stockholder any incremental cost incurred by ProMedCo by inclusion of Stockholder's Shares in such offering, such incremental cost to be determined by the lead underwriter. Stockholder shall also pay all underwriting discounts and commissions attributable to the sale of Stockholder's Shares and the fees and disbursements of any counsel or other advisors or experts retained by Stockholder.





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         3.4 Conditions on Participation in Underwriting. Stockholder may not
participate in any underwritten offering hereunder unless such Stockholder (i) agrees to sell Shares owned by Stockholder on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorneys, indemnities, underwriting agreements (as a party thereto) and other documents reasonably required under the terms of such underwriting arrangements.

         3.5 Stockholder Holder Put Right. If the ProMedCo IPO Date shall not have occurred within 180 days after the Closing, Stockholder shall have the right, to required ProMedCo to purchase up to 20% of the Shares of ProMedCo Stock held by Stockholder at $14.00 per share, as adjusted to reflect changes in capitalization resulting stock splits, stock dividends, reverse stock splits or other changes in capitalization. Such purchase shall occur within 30 days after ProMedCo has received a notice signed by Stockholder Holder requiring such purchase. If the ProMedCo IPO Date thereafter occurs, ProMedCo shall have no obligation to effect the first of the two registrations described in ss. 3.1.


                                    ARTICLE 4

                                     NOTICES

         All notices, demands and other communications required or permitted hereunder shall be made in writing and be deemed communicated on the date when delivered in person or when delivered, if mailed by certified mail, postage prepaid, addressed as follows:

                  Stockholder:              1905 S.W. H. K. Dodgen Loop
                                            Temple, Texas 76302

                  ProMedCo:                 ProMedCo, Inc.
                                            801 Cherry Street
                                            Suite 1450
                                            Ft. Worth, TX  76102
                                            Attn:  President

or to such other address as either Stockholder or ProMedCo may designate by notice to the other.





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                                    ARTICLE 5
                                  MISCELLANEOUS

         5.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein.

     5.2 Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of Texas.

     5.3 Section Headings. The section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

         5.4 Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

     5.5 Successors and Assigns. This Agreement shall inure to the benefit of and bind the respective successors and assigns of the parties hereto.

     5.6 Amendments. This Agreement may be amended, but only in writing, signed by the parties hereto.

         5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

         5.8 Severability. Each section and subsection of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement shall finally be determined by a competent court or tribunal to be unlawful or unenforceable, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful or unenforceable, there shall be substituted a provision of similar import reflecting the original intent of the parties hereto to the extent permissible under law.

         5.9 Termination. Except for the provisions of Section 1.4 of this Agreement, which the parties hereto agree shall survive the termination of this Agreement and for so long as the Stockholder shall own any Shares, this Agreement shall terminate upon the first to occur of (i) a




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successful completion of a Qualified Public Offering by ProMedCo, (ii) upon the mutual written agreement of the parties hereto, or (iii) the fourth anniversary of this Agreement.

         5.10 Spousal Consent. The spouse of the Stockholder is fully aware of, understands, and fully consents and agrees to the provisions of this Agreement and its binding effect upon any community property interest she may now or hereafter own, and agrees that the termination of her marital relationship with the Stockholder for any reason shall not have the effect of removing the shares otherwise subject to this Agreement from the coverage hereof and that her awareness, understanding, consent, and agreement is evidenced by her signing this Agreement.

         5.11 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by binding arbitration in accordance with the rules of commercial arbitration of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within the County of Bell, State of Texas, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                 PROMEDCO, INC.


                                                     By:


                                  STOCKHOLDER:





                                                     SPOUSE OF STOCKHOLDER:







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